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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193394

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee

5.500% Senior Subordinated Notes due 2026	$500,000,000	$50,350(1)

Guarantees of 5.500% Senior Subordinated Notes due 2026	N/A	N/A(2)

(1)
Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

(2)
Pursuant to rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is payable in respect of the subsidiary guarantees.

PROSPECTUS SUPPLEMENT
(To prospectus dated January 16, 2014)

$500,000,000

Penske Automotive Group, Inc.

5.500% Senior Subordinated Notes due 2026

The Company:

  •
  Penske Automotive Group, Inc. is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. It is the second largest automotive retailer headquartered in the United States, as measured by the $17.9 billion in total 2015 retail automotive revenue. As of March 31, 2016, we operated 349 automotive retail franchises, of which 179 franchises are located in the United States and 170 franchises are located outside of the United States, primarily in the United Kingdom. We offer over 40 vehicle brands with 72% of our retail automotive dealership revenue in 2015 generated from premium brands. In addition to selling new and used vehicles, we generate higher-margin revenues at each of our dealerships through maintenance and repair services and the sale and placement of third-party finance and insurance products, third-party extended service and maintenance contracts and replacement and aftermarket automotive products.

The Offering:

  •
  Use of Proceeds: We intend to use the net proceeds from this offering to repay amounts outstanding under our U.S. credit agreement and floor plan debt and for general working capital purposes.

The Senior Subordinated Notes:

  •
  Maturity: The notes will mature on May 15, 2026.

  •
  Interest Payments: The notes will pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2016.

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  Guarantees: The notes will be guaranteed on an unsecured senior subordinated basis by all of our existing wholly owned domestic subsidiaries and certain future domestic subsidiaries.

  •
  Ranking: The notes and the guarantees will be subordinated to all of our and the guarantors' existing and future senior debt, equal in right of payment to all of our existing and future unsecured senior subordinated debt, effectively subordinated to all of our secured debt and other secured obligations to the extent of the value of the assets securing such debt and other obligations and senior in right of payment to all of our existing and future unsecured subordinated debt. The notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the notes, including all of our foreign and certain domestic subsidiaries.

  •
  Optional Redemption: The notes will be redeemable on or after May 15, 2021 at the redemption prices specified under "Description of Notes—Optional Redemption." At any time prior to May 15, 2021, we may redeem the notes at 100% of the principal thereof, plus the "applicable premium" and accrued and unpaid interest, if any, to the redemption date as described herein. In addition, we may redeem up to 40% of the notes before May 15, 2019 with the net cash proceeds from certain equity offerings at a redemption price equal to 105.500% of the principal thereof, plus accrued and unpaid interest, if any, to the redemption date.

  •
  Form: The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

                    The notes are a new issue of securities for which there currently is no market. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

                    Investing in the notes involves risks that are described in the "Risk Factors" section on page S-11.

	Per Note	Total
Public offering price	100.000%	$500,000,000
Underwriting discount	1.125%	$5,625,000
Proceeds, before expenses, to us	98.875%	$494,375,000

                    The public offering price set forth above does not include accrued interest, if any. Interest on the notes will begin to accrue on May 25, 2016 and must be paid by the purchaser if the notes are delivered after May 25, 2016.

                    Neither the Securities and Exchange Commission (the "Commission") nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                    The underwriters expect to deliver the notes to investors on or about May 25, 2016 only in book-entry form through the facilities of The Depositary Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

Co-Managers

RBS	US Bancorp

The date of this prospectus supplement is May 11, 2016.

Prospectus Supplement

Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

              In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms "Penske Automotive" and the "Company" refer to Penske Automotive Group, Inc. and not to any of its subsidiaries; the term "subsidiary guarantors" refers to those subsidiaries of Penske Automotive that guarantee the notes; and "we," "us" and "our" refer to Penske Automotive and its subsidiaries (including the subsidiary guarantors).

              This document has two parts, a prospectus supplement and an accompanying prospectus dated January 16, 2014. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Commission utilizing a "shelf" registration process. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement.

              The rules of the Commission allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission until this offering is completed, to the extent incorporated by reference, will automatically update and supersede this information. See "Incorporation of Certain Documents by Reference." You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Incorporation of Certain Documents by Reference" in this prospectus supplement before purchasing any securities.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing prospectus" that we authorize to be delivered to you. We have not and the underwriters have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing prospectus." You should not assume that the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date of those documents. Our business, financial condition, cash flows, results of operations and prospects may have changed since that date. The information contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is not legal, business or tax advice.

              This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any note offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances imply that there has been no change in our affairs or the affairs of our subsidiaries or that the information set forth herein is correct as of any date subsequent to the date hereof.

 MANUFACTURER DISCLAIMER

              No U.S. or foreign manufacturer or distributor or any of their affiliates has been involved, directly or indirectly, in the preparation of this prospectus. No manufacturer or distributor or any of their affiliates has made or been authorized to make any statements or representations in connection with this prospectus, no manufacturer or distributor or any of their affiliates has provided any

S-iii

information or materials that were used in connection with the prospectus, and no manufacturer or distributor or any of their affiliates has any responsibility for the accuracy or completeness of this prospectus.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus and the documents incorporated by reference in this prospectus include, and public statements by our directors, officers and other employees may include, "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "goal," "plan," "seek," "project," "continue," "will," "would" and variations of such words and similar expressions are intended to identify such forward-looking statements. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Federal Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this prospectus or when made and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements include, without limitation, statements with respect to:

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  our future financial and operating performance;

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  future acquisitions and dispositions;

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  future potential capital expenditures and securities repurchases;

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  our ability to realize cost savings and synergies;

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  our ability to respond to economic cycles;

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  trends in the automotive retail industry and commercial vehicles industry and in the general economy in the various countries in which we operate;

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  our ability to access the remaining availability under our credit agreements;

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  our liquidity;

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  performance of joint ventures, including Penske Truck Leasing Co., L.P. ("PTL");

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  future foreign exchange rates;

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  the outcome of various legal proceedings;

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  results of self-insurance plans;

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  trends affecting our future financial condition or results of operations; and

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  our business strategy.

              Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Actual results may differ materially from anticipated results due to a variety of factors, including the factors identified in the "Risk Factors" section of this document and our other filings with the Commission, which are incorporated by reference herein. Important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our business and the automotive retail and commercial vehicles industries in general are susceptible to adverse economic conditions, including changes in interest rates, foreign exchange rates, customer demand, customer confidence, fuel prices, unemployment rates and credit availability;

  •
  the number of new and used vehicles sold in our markets;

S-iv

  •
  vehicle manufacturers exercise significant control over our operations, and we depend on them and continuation of our franchise and distribution agreements in order to operate our business

  •
  we depend on the success, popularity and availability of the brands we sell, and adverse conditions affecting one or more vehicle manufacturers, including the adverse impact on the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles and parts to us, may negatively impact our revenues and profitability;

  •
  we are subject to the risk that a substantial number of our new or used vehicle inventory may be unavailable due to recall or other reasons;

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  the success of our commercial vehicle distribution operations and engine and power systems distribution operations depends upon continued availability of the vehicles, engines, power systems and other parts we distribute, demand for those vehicles, engines, power systems and parts and general economic conditions in those markets;

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  a restructuring of any significant vehicle manufacturers or suppliers;

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  our operations may be affected by severe weather or other periodic business interruptions;

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  we have substantial risk of loss not covered by insurance;

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  we may not be able to satisfy our capital requirements for acquisitions, facility renovation projects, financing the purchase of our inventory or refinancing of our debt when it becomes due;

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  our level of indebtedness may limit our ability to obtain financing generally and may require that a significant portion of our cash flow be used for debt service;

  •
  non-compliance with the financial ratios and other covenants under our credit agreements and operating leases;

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  higher interest rates may significantly increase our variable rate interest costs and, because many customers finance their vehicle purchases, decrease vehicle sales;

  •
  our operations outside of the U.S. subject our profitability to fluctuations relating to changes in foreign currency values;

  •
  import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably;

  •
  with respect to PTL, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTL's asset utilization rates, sourcing vehicles and potential safety results affecting vehicles, costs of compliance with federal state and foreign regulations and industry competition which could impact distributions to us;

  •
  we are dependent on continued availability of our information technology systems;

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  if we lose key personnel, especially our Chief Executive Officer, or are unable to attract additional qualified personnel;

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  new or enhanced regulations relating to automobile dealerships, including those that may be issued by the Consumer Finance Protection Bureau in the U.S. or the Financial Conduct Authority in the U.K., restricting automotive financing;

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  changes in tax, financial or regulatory rules or requirements;

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  we could be subject to legal and administrative proceedings which, if the outcomes are adverse to us, could have a material adverse effect on our business;

S-v

  •
  if state dealer laws in the U.S. are repealed or weakened, our automotive dealerships may be subject to increased competition and may be more susceptible to termination, non-renewal or renegotiation of their franchise agreements;

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  some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests; and

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  shares of our common stock eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well.

              We urge you to carefully consider these risk factors and the information described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein in evaluating all forward-looking statements regarding our business. We caution you not to place undue reliance on the forward-looking statements contained in this prospectus. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Except to the extent required by the federal securities laws and the Commission's rules and regulations, we have no intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

              EBITDA and Adjusted EBITDA, as presented in this prospectus supplement, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to income from continuing operations or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities as measures of our liquidity.

              We derive these measures as follows:

  •
  EBITDA is defined as income from continuing operations before interest expense (excluding floor plan interest), taxes, depreciation and amortization.

  •
  Adjusted EBITDA is defined as income from continuing operations before interest expense (excluding floor plan interest expense), taxes, depreciation and gain on investment.

              Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with GAAP. It is included in this prospectus supplement since it is a performance measure commonly used in the automotive retail sector to provide information with respect to operating performance. This measure may not be comparable to similarly-title measures reported by other companies.

              We believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation), amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that provide a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting,

S-vi

facilitate internal and external comparisons of our historical operating performance and provide continuity to investors for comparability purposes.

              While EBITDA and Adjusted EBITDA are frequently used as measures of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

              EBITDA and Adjusted EBITDA have important limitations as analytical tools, such as:

  •
  they do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments,

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  they do not reflect interest expense or the cash requirements necessary to service principal or interest payments on our non-floor plan debt,

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  although depreciation is a non-cash charge, the assets that we currently depreciate will likely have to be replaced in the future, and none of EBITDA or Adjusted EBITDA reflects the cash required to fund such replacements, and

  •
  they do not reflect the effect of earnings or charges resulting from matters that our management does not consider to be indicative of our ongoing operations. However, some of these charges may re-occur in the future.

              See "Summary Consolidated Financial Data" in this prospectus supplement for a quantitative reconciliation of EBITDA and Adjusted EBITDA to income from continuing operations.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights information more fully described elsewhere in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement. Because it is a summary, it is not complete and does not contain all the information that is important to you. You should read the entire prospectus and the documents incorporated by reference into the prospectus supplement carefully. In addition, all references in this prospectus supplement to either "franchises" or "dealerships" are to the dealerships operated by us in accordance with our separate franchise agreements with a particular vehicle manufacturer to sell that manufacturer's brand of vehicle at one of our facilities. Each of our facilities may contain multiple franchises or dealerships at one particular location.

Penske Automotive Group, Inc.

              We are an international transportation services company that operates automotive and commercial truck dealerships principally in the United States and Western Europe and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. We employ more than 22,000 people worldwide.

              Retail Automotive Dealership.    We believe we are the second largest automotive retailer headquartered in the U.S. as measured by the $17.9 billion in total retail automotive dealership revenue we generated in 2015. As of March 31, 2016, we operated 349 automotive retail franchises, of which 179 franchises are located in the U.S. and 170 franchises are located outside of the U.S. The franchises outside the U.S. are located primarily in the U.K. In the three months ended March 31, 2016, we retailed and wholesaled more than 134,000 vehicles. We are diversified geographically, with 57% of our total retail automotive dealership revenues in the three months ended March 31, 2016 generated in the U.S. and Puerto Rico and 43% generated outside the U.S. We offer over 40 vehicle brands, with 72% of our retail automotive dealership revenue in the three months ended March 31, 2016 generated from premium brands, such as Audi, BMW, Mercedes-Benz and Porsche. Each of our dealerships offers a wide selection of new and used vehicles for sale. In addition to selling new and used vehicles, we generate higher-margin revenue at each of our dealerships through maintenance and repair services and the sale and placement of third-party finance and insurance products, third-party extended service and maintenance contracts and replacement and aftermarket automotive products. We operate these dealerships under franchise agreements with a number of automotive manufacturers and distributors that are subject to certain rights and restrictions typical of the industry. In March 2016, we acquired an additional 8% interest in one of our German automotive dealership joint ventures and now own 68% of that joint venture. We began consolidating this joint venture during the third quarter of 2015. Automotive dealerships represented 93.5% of our total revenues and 91.9% of our total gross profit in the three months ended March 31, 2016.

              Retail Commercial Truck Dealership.    In November 2014, we acquired a controlling interest (91%) in a heavy and medium duty truck dealership group located primarily in Texas and Oklahoma, which we renamed Premier Truck Group ("PTG"). Prior to the November 2014 transaction, we held a 32% interest in PTG and accounted for this investment under the equity method. During 2015, we acquired an additional 5% of PTG bringing our total ownership interest to 96%. We recently acquired the remaining 4% of PTG, which is now a wholly owned subsidiary. As of March 31, 2016, PTG operates fourteen locations, including ten full-service dealerships offering primarily Freightliner and Western Star branded trucks. Two of these locations, Chattanooga and Knoxville, were acquired in February 2015. PTG also offers a full range of used trucks available for sale as well as service and parts departments, many of which are open 24 hours a day, seven days a week. In April 2016, PTG acquired Harper Truck Centres, a Freightliner, Western Star and Thomas Built Bus commercial truck dealership group located in Ontario, Canada. Harper Truck Centres has five dealership locations in the greater Toronto market area. This business represented 4.3% of our total revenues and 4.6% of our total gross profit in the three months ended March 31, 2016.

              Commercial Vehicle Distribution.    We are the exclusive importer and distributor of Western Star heavy-duty trucks (a Daimler brand), MAN heavy and medium duty trucks and buses (a VW Group brand), and Dennis Eagle refuse collection vehicles, together with associated parts across Australia, New Zealand and portions of the Pacific. This business, known as Penske Commercial Vehicles Australia, distributes commercial vehicles and parts to a network of more than 70 dealership locations, including three company-owned retail commercial vehicle dealerships.

              In October 2014, we acquired MTU Detroit Diesel Australia Pty Ltd., a leading distributor of diesel and gas engines and power systems, representing MTU, Detroit Diesel, Mercedes-Benz Industrial, Allison Transmission and MTU Onsite Energy. We have renamed this business Penske Power Systems. Penske Power Systems offers products across the on- and off-highway markets in Australia, New Zealand and portions of the Pacific and supports full parts and aftersales service through a network of branches, field locations and dealers across the region. The on-highway portion of this business complements our existing Penske Commercial Vehicles Australia distribution business. Our commercial vehicle distribution business represented 2.1% of our total revenues and 3.4% of our total gross profit in the three months ended March 31, 2016.

              Penske Truck Leasing.    We currently hold a 9.0% ownership interest in Penske Truck Leasing Co.,  L.P., a leading provider of transportation and supply chain services. PTL operates and maintains more than 220,000 vehicles and serves customers in North America, South America, Europe, Australia and Asia and is one of the largest purchasers of commercial trucks in North America. Product lines include full-service truck leasing, contract maintenance, commercial and consumer truck rentals, used truck sales, transportation and warehousing management and supply chain management solutions. In March 2015, Mitsui & Co. ("Mitsui") purchased a 20.0% ownership interest in PTL from GE Capital. PTL is currently owned 41.1% by Penske Corporation, 9.0% by us, 29.9% by GE Capital and 20.0% by Mitsui. We account for our investment in PTL under the equity method, and we therefore record our share of PTL's earnings on our statements of income under the caption "Equity in earnings of affiliates," which also includes the results of our other investments.

              Consistent with our business strategy, we from time to time engage in discussions with potential sellers regarding the possible purchase by us of assets that are strategic and complementary to our existing operations. Our management has at times discussed with GE Capital the possibility that we may purchase GE Capital's remaining 29.9% limited partnership interest in PTL. While we continue to consider such an acquisition, there is no assurance that an agreement will be reached or that a closing will occur. Entering into any such agreement would be subject to approval by our board of directors, market conditions, financing, agreement among the partners of PTL, and other customary conditions.

              Based on previous discussions, we estimate the transaction value for the purchase of GE Capital's remaining interest in PTL could be approximately $1.0 billion. The terms of any transaction, if it occurred, could be different. In order to fund any such acquisition, we would consider financing that would include some combination of debt and equity. The availability and composition of any financings is uncertain and subject to approval by our board of directors, market conditions, and other customary conditions.

              As of and for the year ended December 31, 2015, PTL maintained a fleet of $8.2 billion of revenue earning vehicles and generated $6.1 billion of revenue and $2.1 billion of earnings before interest, taxes, depreciation and amortization. During 2015, we recorded $32.2 million as our equity in the earnings of PTL and received $13.8 million in cash distributions. For a description of PTL, see Item 1. Business—Penske Truck Leasing in our Form 10-K for the year ended December 31, 2015 incorporated by reference into this prospectus supplement.

              We were incorporated in Delaware in December 1990 and began dealership operations in October 1992. Our executive offices are located at 2555 Telegraph Road, Bloomfield Hills, MI 48302. Our telephone number is (248) 648-2500. Our website can be accessed at www.penskeautomotive.com. The contents of our website are not part of this prospectus supplement or the accompanying prospectus.

 The Offering

              The following summary describes the principal terms of the notes. Certain of the terms and conditions below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Penske Automotive Group, Inc.
Notes Offered	$500 million aggregate principal amount of 5.500% senior subordinated notes due 2026.
Issue Price	100%, plus accrued interest from and including May 25, 2016.
Maturity Date	May 15, 2026.
Interest

Interest on the notes will accrue at a rate of 5.500% per annum, payable semi-annually in arrears in cash on May 15 and November 15 of each year, commencing November 15, 2016. Interest will accrue from and including May 25, 2016.

Guarantors

All of our existing wholly owned domestic subsidiaries and certain future domestic subsidiaries, jointly and severally, will guarantee the notes on an unsecured senior subordinated basis. Our existing non-wholly owned domestic subsidiaries and our foreign subsidiaries will not guarantee the notes. See "Description of Notes—The Guarantees."

Optional Redemption

We may redeem the notes, in whole or in part, at any time on or after May 15, 2021 at the redemption prices described under "Description of Notes—Optional Redemption," together with accrued and unpaid interest, if any, to the redemption date.

At any time prior to May 15, 2021, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a make-whole premium described under "Description of Notes—Optional Redemption," together with accrued and unpaid interest, if any, to the redemption date.

In addition, prior to May 15, 2019, we may redeem up to 40% of the aggregate principal amount of outstanding notes with the proceeds of certain equity offerings at a redemption price equal to 105.500% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. We may make such redemption only if, after any such redemption, at least 60% of the aggregate principal amount of notes originally issued under the indenture (including any additional notes) remains outstanding. See "Description of Notes—Optional Redemption."

Change of Control

In the event of a change of control under the terms of the indenture, each holder of the notes will have the right to require us to purchase such holder's notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes—Purchase of Notes Upon a Change of Control."

Ranking	The notes will be general unsecured senior subordinated obligations and will rank:
• junior in right of payment to all of our existing and future senior indebtedness;
• equal in right of payment to all of our existing and future unsecured senior subordinated indebtedness, including the 2022 Notes and the 2024 Notes (each as defined below);
• senior in right of payment to any of our future subordinated indebtedness;
• effectively subordinated to all of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and
• structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.
The note guarantee of each guarantor will be a general unsecured subordinated obligation of that guarantor and will rank:
• junior in right of payment to all existing and future senior indebtedness of that guarantor;
• equal in right of payment to all existing and future unsecured senior subordinated indebtedness of that guarantor;
• senior in right of payment to any future subordinated indebtedness of that guarantor; and
• effectively subordinated to all secured indebtedness and other secured obligations of that guarantor to the extent of the value of the assets securing such indebtedness and other obligations.

As of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom and $140 million of additional U.S. Credit Agreement (as defined below) borrowings subsequent to March 31, 2016, we had approximately $1.6 billion of long-term debt outstanding and $3.3 billion of floor plan notes payable outstanding, and our guarantor subsidiaries would have had outstanding $1.8 billion of senior indebtedness, excluding inter-company debt and guarantees under our U.S. credit agreement (the "U.S. Credit Agreement") with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation. We also would have had $857.6 million of additional senior debt capacity under our U.S. Credit Agreement and U.K. Credit Agreement (as defined below) and $4.4 million under our Australian working capital loan agreement. Our non-guarantor subsidiaries would have had $1.8 billion of senior debt and other liabilities excluding inter-company liabilities. The foregoing amounts do not include trade payables of our subsidiaries, all of which was structurally senior to the notes.

Certain Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• make certain distributions, investments and other restricted payments;
• create certain liens;
• sell assets;
• enter into transactions with affiliates;
• create restrictions on our ability to receive dividends or other payments from restricted subsidiaries;
• create or designate unrestricted subsidiaries; and
• merge, consolidate or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under "Description of Notes—Certain Covenants" and "Description of Notes—Consolidation, Merger, Sale of Assets."

Trading Market for the Notes

We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market in the notes and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes.

Risk Factors

Potential investors in the notes should carefully consider the matters set forth under the caption "Risk Factors" and other information in this prospectus supplement and the documents incorporated by reference prior to making an investment decision with respect to the notes.

Use of Proceeds	We intend to use the net proceeds of this offering to repay amounts outstanding under our U.S. Credit Agreement and floor plan debt and for general working capital purposes. See "Use of Proceeds."

              You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein, before investing in the notes.

 SUMMARY CONSOLIDATED FINANCIAL DATA

              The summary consolidated financial data set forth below as of and for the three month periods ended March 31, 2016 and 2015 have been derived from our unaudited consolidated condensed financial statements incorporated by reference herein except for the financial data as of March 31, 2015, which has been derived from our unaudited consolidated condensed financial statements which are not incorporated by reference herein. The summary consolidated financial data set forth below as of and for the years ended December 31, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements incorporated by reference herein except for the financial data as of December 31, 2013, which has been derived from our audited consolidated financial statements which are not incorporated by reference herein. In the opinion of management, the financial data as of and for the three-month periods ended March 31, 2016 and 2015 reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations as of such dates and for such periods. During the periods presented, we made a number of acquisitions and have included the results of operations of the acquired dealerships from the date of acquisition. As a result, our period to period results of operations vary depending on the dates of the acquisitions. Accordingly, this summary consolidated financial data is not necessarily comparable or indicative of our future results. During the periods presented, we also sold or made available for sale certain dealerships, which have been treated as discontinued operations in accordance with GAAP. You should read this summary consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and our audited and unaudited consolidated financial statements and related footnotes incorporated by reference into this prospectus supplement.

	Three Months Ended March 31,		Year Ended December 31,
(dollars in millions)	2016	2015	2015	2014	2013
Consolidated Statement of Operations Data:
Revenue:
Retail automotive dealership	$4,512.9	$4,186.8	$17,896.3	$16,657.5	$14,329.9
Retail commercial truck dealership	206.7	192.7	944.1	125.6	—
Commercial vehicle distribution and other	105.0	103.4	444.5	448.9	152.6

Total revenues	4,824.6	4,482.9	19,284.9	17,232.0	14,482.5

Gross profit	723.8	689.9	2,867.5	2,579.2	2,201.0
Selling general and administrative expenses	558.9	535.8	2,223.0	2,008.6	1,711.6
Depreciation	20.8	18.6	78.0	70.2	59.6

Operating income	144.1	135.5	566.5	500.4	429.8

Floor plan interest expense	(12.8)	(10.3)	(44.5)	(46.5)	(43.4)
Other interest expense	(17.2)	(16.3)	(69.4)	(52.8)	(45.3)
Gain on investment	—	—	—	16.0	—
Equity in earnings of affiliates	5.5	6.7	39.3	40.8	30.7

Income from continuing operations before income taxes	119.6	115.6	491.9	457.9	371.8

Income taxes	(39.4)	(38.8)	(158.0)	(153.1)	(123.3)

Income from continuing operations	80.2	76.8	333.9	304.8	248.5

Loss from discontinued operations, net of tax	—	(0.9)	(3.5)	(14.7)	(2.8)

Net income	80.2	75.9	330.4	290.1	245.7

Less: Income attributable to non-controlling interests	0.9	0.7	4.3	3.4	1.5

Net income attributable to Penske Automotive Group common stockholders	$79.3	$75.2	$326.1	$286.7	$244.2

Gross Profit Margin Data:
Retail automotive dealership	14.7%	15.0%	14.6%	14.9%	15.2%
Retail commercial truck dealership	16.1%	17.0%	15.6%	16.8%	—
Commercial vehicle distribution and other	24.4%	26.9%	25.3%	18.0%	15.9%
Balance Sheet Data (at end of period):
Cash and cash equivalents	$45.6	$66.8	$62.4	$36.3	$50.3
Working capital	67.0	48.1	121.2	229.9	97.7
Inventories	3,513.4	2,900.3	3,463.5	2,836.4	2,513.4
Total assets(1)	8,172.9	7,217.3	8,013.4	7,217.6	6,408.0
Floor plan notes payable	3,449.8	2,950.5	3,379.6	2,746.4	2,579.7
Long term debt (including current portion)(1)	1,384.6	1,198.7	1,275.0	1,342.6	989.3
Total Penske Automotive Group stockholders' equity	1,681.6	1,643.2	1,790.2	1,652.8	1,504.4
Other Financial Data:
Net cash flow from continuing operating activities	82.6	193.3	391.5	359.3	298.9
Net cash flow from continuing investing activities	(72.9)	(120.1)	(351.7)	(553.7)	(491.6)
Net cash flow from continuing financing activities	(29.4)	(73.5)	(49.3)	164.7	200.6
Ratio of earnings to fixed charges(2)	3.4	3.5	3.6	3.7	3.4
Ratio of Adjusted EBITDA to other interest expense(3)	9.2	9.2	9.2	10.7	10.5
Ratio of long-term debt to Adjusted EBITDA(4)	2.1	2.1	2.0	2.4	2.1
Other operating data:
New vehicle retail units sold	58,753	53,318	233,524	216,609	195,566
Used vehicle retail units sold	52,741	48,102	198,459	182,109	163,356

(1)
In the first quarter of 2016, we adopted ASU No. 2015-03, "Interest—Imputation of Interest (Subtopic 835-30)—Simplifying the Presentation of Debt Issuance Costs" which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. We applied this new guidance retrospectively for the March 31, 2016 and December 31, 2015 amounts presented in our Form 10-Q. In the table above, we reclassified $10.3 million, $10.6 million and $7.5 million as of March 31, 2015,

  December 31, 2014 and December 31, 2013, respectively, from "Total assets" to "Long term debt (including current portion)."

(2)
For purposes of determining the consolidated ratio of earnings to fixed charges, earnings consists of income from continuing operations before taxes plus fixed charges and the amortization of capitalized interest, less capitalized interest and the undistributed earnings of equity method investments. Fixed charges consists of interest expense (including amortization of deferred financing costs), debt discount amortization, floor plan interest expense, capitalized interest, and an estimate of the interest included in rent expense.

(3)
Adjusted EBITDA is defined as income from continuing operations before interest expense (excluding floor plan interest expense), taxes, depreciation, and gain on investment. Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with U.S. generally accepted accounting principles. It is included in this prospectus supplement since it is a performance measure commonly used in the automotive retail sector to provide information with respect to operating performance. This measure may not be comparable to similarly-title measures reported by other companies. Following is a reconciliation of net income and Adjusted EBITDA. See "Non-GAAP Financial Measures."

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
Income from continuing operations	$80.2	$76.8	$333.9	$304.8	$248.5
Other interest expense	17.2	16.3	69.4	52.8	45.3
Taxes	39.4	38.8	158.0	153.1	123.3
Depreciation	20.8	18.6	78.0	70.2	59.6

EBITDA	$157.6	$150.5	$639.3	$580.9	$476.7

Gain on investment	—	—	—	(16.0)	—

Adjusted EBITDA	$157.6	$150.5	$639.3	$564.9	$476.7

(4)
Adjusted EBITDA for the twelve months ended March 31, 2016 and 2015 were used for purposes of determining the ratio of long term debt to Adjusted EBITDA as of March 31, 2016 and 2015, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our consolidated ratio of earnings to fixed charges for each of the five years ended December 31, 2015 and the three months ended March 31, 2016.

		Year Ended December 31,
	Three Months Ended March 31 2016
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges (unaudited)	3.4	3.6	3.7	3.4	3.0	2.8

              For the purpose of calculating the consolidated ratio of earnings to fixed charges, earnings consists of income from continuing operations before income taxes plus fixed charges and the amortization of capitalized interest, less capitalized interest and the undistributed earnings of equity method investments. Fixed charges consists of interest expense (including amortization of deferred financing costs), debt discount amortization, floor plan interest expense, capitalized interest, and an estimate of the interest included in rent expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus supplement.

RISK FACTORS

              An investment in the notes involves risk. Before deciding to purchase any notes, you should carefully consider the risks described below, as well as other factors and information included in or incorporated by reference into this prospectus supplement. Any such risks could materially and adversely affect our business, financial condition or results of operations. However, the risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our notes could decline and you may lose all or part of your investment in our company.

Risks Relating to the Notes

Our substantial amount of debt and lease commitments may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions and make it more difficult for us to make payments on the notes and our other debt and lease obligations.

              We have a substantial amount of debt. As March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016, we had approximately $1.6 billion of long-term debt outstanding and $3.3 billion of floor plan notes payable outstanding. We also would have had $682.4 million of additional debt capacity under our U.S. Credit Agreement, $175.3 million available under our U.K. Credit Agreement and $4.4 million available under our Australian working capital loan agreement, assuming the borrowing conditions of these facilities were met.

              Our debt instruments, including our credit agreements and the indenture governing the notes, also permit us to incur additional debt in the future. Any such additional debt could be senior to the notes. In addition, we may incur significant indebtedness in connection with any acquisitions or similar transactions. If we incur additional debt in the future, the risks associated with our substantial indebtedness would intensify.

              We have historically structured our operations so as to minimize our ownership of real property. As a result, we lease or sublease substantially all of our dealerships properties and other facilities. These leases are generally for a period of between five and 20 years, and are typically structured to include renewal options at our election. Our total rent obligations under those leases, including extension periods we may exercise at our discretion and assuming constant consumer price indices, is currently estimated to be approximately $5.1 billion.

              Our substantial debt and lease commitments could have important consequences to you. For example, they could:

  •
  make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

  •
  require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

  •
  limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

              Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in implementing our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy and the anticipated results of our strategy may not be realized.

              If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our existing or future franchise agreements, agreements with manufacturers or debt agreements, including the indenture governing the notes and our existing and future credit agreements, may prohibit us from pursuing any of these alternatives.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

              Our ability to make payments on our debt, including these notes, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

              We believe our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and our floor plan financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facilities in an amount sufficient to pay our debt, including these notes, or to fund our other liquidity needs. We may need to refinance some or all of our debt, including these notes, on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful.

Our significant debt and other commitments expose us to a number of risks, including:

              Cash requirements for debt and lease obligations.    A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $3.3 billion of floor plan notes payable, $1.6 billion of long-term debt and $5.1 billion of future lease commitments (including extension periods and assuming constant consumer price indices), as of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

              Availability.    Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including floor plan notes payable and revolving credit facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

              Interest rate variability.    The interest rates we are charged on a substantial portion of our debt, including the floor plan notes payable we issue to purchase the majority of our inventory, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

The notes will be junior to our senior debt and the guarantees will be junior to guarantor senior debt.

              The notes will be unsecured senior subordinated obligations and will be junior to all of our existing and future senior debt, including debt under our credit agreements and floor plan financing. As of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016, we and our subsidiaries had senior debt of approximately $3.6 billion, including $3.3 billion of floor plan notes payable, and total senior subordinated debt of approximately $1.3 billion, consisting of the notes, our 5.75% senior subordinated notes due 2022 (the "2022 Notes") and our 5.375% Senior Subordinated Notes due 2024 (the "2024 Notes"). We also would have had $682.4 million of additional debt capacity under our U.S. Credit Agreement, $175.3 million of additional debt capacity under our U.K. Credit Agreement and $4.4 million of additional debt capacity under our Australian working capital loan agreement, all of which would be senior or effectively senior to the notes.

              Substantially all of our wholly owned domestic subsidiaries will guarantee the notes. These guarantees will be unsecured senior subordinated obligations and will be junior to all existing and future senior debt of the guarantors. As of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016, the guarantors had outstanding $1.8 billion of senior debt (not including inter-company debt, and subsidiary guarantees under our U.S. Credit Agreement) ranking senior to the senior subordinated guarantees. We may also incur significant additional senior debt under the terms of our credit agreements and floor plan financing. If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the notes only after our senior debt has been paid. Similarly, if one of our guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary's assets would be available to pay obligations on its guarantee only after payments have been made on its senior debt.

              If we fail to pay any of our senior debt, we may make payments on the notes only if either we first pay our senior debt or the holders of certain senior debt waive the payment default. Moreover, if any non-payment default exists under our senior debt, we may not make any cash payments on the notes for a period of up to 179 days in any 360-day period, unless we cure the non-payment default, the holders of the senior debt waive the default or rescind acceleration of the debt or we repay the debt in full. In the event of a non-payment default, we may not have sufficient assets to pay amounts due on the notes.

              In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, holders of the notes will participate ratably with all of our general unsecured creditors. However, until all of our senior debt is repaid, amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding must be paid to holders of senior debt first. Therefore, note holders may receive less, ratably, than our other general unsecured creditors in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, including the holders of the notes.

The notes will be structurally junior to the liabilities of our current and future non-guarantor subsidiaries.

              The notes are effectively junior to all existing and future debt and other liabilities of our subsidiaries that are not guarantors, including all of our foreign subsidiaries and existing non-wholly owned domestic subsidiaries. As of March 31, 2016, our non-guarantor subsidiaries had approximately $1.8 billion of debt and other liabilities outstanding, not including inter-company liabilities. In addition, as of March 31, 2016, our U.K. Credit Agreement had $175.3 million of available capacity and our Australian working capital loan agreement had $4.4 million of available capacity, all of which would be effectively senior to the notes. In addition, our future domestic subsidiaries may not be required to guarantee the notes until certain conditions are met. If one of these non-guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that non-guarantor subsidiary's assets would not be available to us or the holders of the notes until after payments have been made on all of its liabilities. As a result, the payment of principal, premium and interest on the notes is structurally subordinated in right of payment to all debt and liabilities of the non-guarantor subsidiaries and, therefore, if our assets are insufficient to pay the notes in full, the assets of the non-guarantor subsidiaries may not be available to pay the notes.

The notes are not secured by any of our assets. However, our credit agreements and floor plan financing are secured by substantially all of our assets. As a result, if we become insolvent, secured lenders will have a prior claim on our assets.

              The notes are not secured by any of our assets. However, our floor plan financing is secured by substantially all of our subsidiaries' assets, and our credit agreements are secured by substantially all of our assets and a pledge of the capital stock of many of our subsidiaries. Additionally, the terms of the indentures governing the notes, the 2022 Notes and the 2024 Notes and our existing credit agreements permit us to incur additional secured debt in the future. Accordingly, in addition to the contractual subordination described elsewhere in this prospectus supplement, the payment of principal, premium and interest on the notes is effectively subordinated in right of payment to all of our secured debt with respect to the assets securing such secured debt, and the payment under the guarantees is effectively subordinated in right of payment to all secured debt of the guarantors to the extent of the assets securing such guarantees.

              If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. In that event, because notes will not be secured by any of our assets, it is possible that there will be no assets remaining from which claims of holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

              As of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016, we had $241.5 million of secured debt (not including our floor plan debt), and the ability to incur up to $682.4 million of additional secured debt under our U.S. Credit Agreement, $175.3 million under our U.K. Credit Agreement and $4.4 million under our Australian working capital loan agreement. As of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016, the guarantors had outstanding $1.8 billion of secured debt (including floor plan debt but not including subsidiary guarantees under our U.S. Credit Agreement).

The agreements governing our debt contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.

              Our existing and future debt agreements impose and will impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and restrict our ability and our subsidiaries' ability to:

  •
  incur additional debt;

  •
  create liens;

  •
  make acquisitions;

  •
  redeem and/or prepay certain debt;

  •
  sell preferred stock of subsidiaries or other assets;

  •
  make certain investments;

  •
  enter new lines of business;

  •
  engage in consolidations, mergers and acquisitions;

  •
  repurchase or redeem capital stock;

  •
  guarantee obligations;

  •
  engage in certain transactions with affiliates; and

  •
  pay dividends and make other distributions.

              Our credit agreements also require us to comply with certain financial ratios that could harm our business by restricting our ability to, among other things, take advantage of financing, mergers and acquisitions and other corporate opportunities.

Failure to comply with covenants to our existing or future financing agreements could result in cross-defaults under some of our financing agreements which could jeopardize our ability to pay the notes.

              Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants in our existing and future financing agreements, such as those in our indentures and U.S. and U.K. Credit Agreements, and maintain the financial tests and ratios required by our financing agreements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indentures governing the notes, the 2022 Notes and the 2024 Notes. A default would permit lenders to cease lending to us, accelerate debt repayment under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We also may amend the provisions and limitations of our credit agreements from time to time without the consent of the holders of notes.

              Our debt agreements contain prepayment or acceleration rights at the election of the holders upon a covenant default or change of control, which acceleration rights, if exercised, could constitute an event of default under the notes. It is possible that we would be unable to fulfill all of these obligations and make payments on the notes simultaneously.

We may be unable to purchase the notes upon a change of control, which would cause defaults under the notes and our other debt agreements.

              Holders of the notes may require us to repurchase the notes for cash following the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest. We are limited by our U.S. Credit Agreement, and may be prohibited under future financing agreements, from purchasing any of these notes prior to their stated maturity. In such circumstances, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of such notes. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to repurchase the notes, which would constitute an event of default under the notes, which itself would also constitute a default under our credit agreements, the 2022 Notes, the 2024 Notes and our other existing financing arrangements, and could constitute a default under the terms of any future debt that we may incur. In addition, we may not have sufficient funds available at the time we are required to repurchase the notes.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a change of control under the terms of the notes, but which could nevertheless adversely affect holders of the notes.

              Under the terms of the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered change of control transactions. As a result, we could enter into any such transactions without being required to make an offer to repurchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise materially adversely affect the holders of the notes.

We are a holding company and as a result rely on payments from our subsidiaries and joint ventures in order to meet our cash needs and service our debt, including the notes. Our subsidiaries and joint ventures may not be able to distribute the necessary funds to us and this could adversely affect our ability to make payments on the notes.

              As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments, including payments of management fees, from our subsidiaries to fund our obligations and to meet our cash needs. If the operating results of our subsidiaries at any given time are insufficient to make distributions to us, we would be unable to make payments on the notes. Our expenses include salaries of our executive officers, insurance, professional fees and debt or interest payments. Most of our subsidiaries are subject to restrictions on the payment of dividends under certain circumstances pursuant to their franchise agreements, dealer agreements, other agreements with manufacturers and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements and some manufacturers' dealer agreements specifically prohibit distribution to us if the distribution would cause the dealership to fail to meet such manufacturer's capitalization guidelines, including net working capital. These restrictions limit our ability to apply profits generated from one subsidiary for use in other subsidiaries or, in some cases, at the parent company.

              Additionally, many of the floor plan lending agreements for our dealership subsidiaries include limitations on the subsidiary's ability to make distributions of its property or assets other than in the ordinary course of business or make loans or other advances of funds. Furthermore, our foreign subsidiaries and existing domestic non-wholly owned subsidiaries, who are subject to the limitations described above on their ability to distribute or transfer funds, will not guarantee the notes and certain future subsidiaries will not be required to guarantee the notes until certain conditions are met. See "Description of Notes—The Guarantees." In addition, our joint ventures are limited in their ability to distribute cash to us by their joint venture agreements and other contractual restrictions. See "Risks

Relating to our Business—Joint ventures." If our subsidiaries and joint ventures are unable to make sufficient distributions available to us, we may be unable to make payments on the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees of the notes. In such event, holders of notes would be structurally subordinated to creditors of the issuer of the voided guarantee. Guarantees may also be released in certain circumstances.

              Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims under the guarantees to the guarantor's other debt or take other action detrimental to holders of the guarantees of notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees made by our subsidiaries could be voided or subordinated to other debt if, among other things:

  •
  any subsidiary guarantor issued the guarantee to delay, hinder or defraud present or future creditors; or

  •
  any subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing such subsidiary guarantee and, at the time it issued its subsidiary guarantee, any subsidiary guarantor:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which such guarantor's remaining unencumbered assets constituted unreasonably small capital;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

  •
  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

              Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if, at the time it incurred the debt,

  •
  the sum of its debts is greater than the fair value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required in order to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay or is generally not paying its debts as they become due.

              There is no way to predict with certainty what standards a court would apply to determine whether a guarantor was solvent at the relevant time. It is possible that a court could view the issuance of guarantees as a fraudulent conveyance. To the extent that a guarantee were to be voided as a fraudulent conveyance or were to be held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all other liabilities of the guarantor thereunder. After providing for all prior claims, there may not be sufficient assets to satisfy the claims of the holders of the notes relating to the voided guarantees. Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

              The guarantees may be released under certain circumstances, including upon the resale, exchange or transfer by us of the stock of the relevant guarantor or all or substantially all of the assets of the guarantor to a non-affiliate.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

              The notes will constitute a new issue of securities for which there is no established trading market. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you as to the development of any trading market for the notes. We also cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:

  •
  the number of holders of notes,

  •
  our operating performance and financial condition,

  •
  the market for similar securities,

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  the interest of securities dealers in making a market in the notes, and

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  prevailing interest rates.

              Historically, the market for debt securities similar to the notes has been subject to disruptions that have caused substantial volatility in the prices of those securities. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Risks Relating to our Business

Macro-economic conditions.

              Our performance is impacted by general economic conditions overall and in particular by economic conditions in the markets in which we operate. These economic conditions include: levels of new and used vehicle sales, availability of consumer credit, changes in consumer demand, consumer confidence levels; fuel prices, personal discretionary spending levels, interest rates, and unemployment rates. When the worldwide economy faltered and the worldwide automotive industry experienced significant operational and financial difficulties in 2008 and 2009, we were adversely affected, and we expect a similar relationship between general economic and industry conditions and our performance in the future.

Vehicle manufacturers exercise significant control over us.

              Each of our dealerships and distributor operations operate under franchise and other agreements with automotive manufacturers, commercial vehicle manufacturers, or related distributors. These agreements govern almost every aspect of the operation of our dealerships, and give manufacturers the discretion to terminate or not renew our franchise agreements for a variety of reasons, including certain events outside our control such as accumulation of our stock by third parties. Without franchise or distributor agreements, we would be unable to sell or distribute new vehicles or perform manufacturer authorized warranty service. If a significant number of our franchise agreements are terminated or are not renewed, or, with respect to our distributor operations, a competing distributor were introduced, we would be materially affected.

Brand reputation.

              Our businesses, and our commercial vehicle operations in particular as those are more concentrated with a particular manufacturer, are impacted by consumer demand and brand preference, including consumers' perception of the quality of those brands. A decline in the quality and brand reputation of the vehicles or other products we sell or distribute, as a result of events such as manufacturer recalls or legal proceedings, may adversely affect our business. If such events were to occur, the profitability of our business related to those manufacturers' could be adversely affected. In September 2015, Volkswagen Group of America, Inc. and Volkswagen AG (together "VW") received notice from the U.S. Environmental Protection Agency, U.S. Department of Justice and the California Air Resources Board informing VW that those agencies had determined that some of its 2.0L 4-cylinder TDI diesel vehicles do not comply with applicable emissions regulations. There have been more recent conflicting reports whether similar issues are present in other manufacturers' vehicles. While VW represents less than 3% of our global sales by revenue, should such non-compliance by the automotive manufacturers prove widespread or be present in a substantial number of vehicles we sell, our business could be adversely affected.

Restructuring, bankruptcy or other adverse conditions affecting a significant automotive manufacturer or supplier.

              Our success depends on the overall success of the automotive industry generally, and in particular on the success of the brands of vehicles that each of our dealerships sell. In 2015, revenue generated at our BMW/MINI, Audi/Volkswagen/Porsche/Bentley, Toyota/Lexus/Scion, and Mercedes-Benz/Sprinter/smart dealerships represented 27%, 22%, 15%, and 10%, respectively, of our total automotive dealership revenues. Significant adverse events, such as the earthquake and tsunami that struck Japan in March 2011 and resulted in reduced new vehicle production by Japanese automotive manufacturers in 2011, or other future events that interrupt vehicle or parts supply to our dealerships, would likely have a significant and adverse impact on the industry as a whole, including us, particularly if the events impact any of the manufacturers whose franchises generate a significant percentage of our revenue.

Manufacturer incentive programs.

              Vehicle manufacturers offer incentive programs intended to promote and support vehicle sales. These incentive programs include but are not limited to customer rebates, dealer incentives on new vehicles, manufacturer floor plan interest and advertising assistance, and warranties on new and used vehicles. A discontinuation of or change to the manufacturers' incentive programs may adversely impact vehicle demand, the value of new and used vehicles, and may materially affect our results of operations.

Our business is very competitive.

              We generally compete with: other franchised dealerships in our markets; private market buyers and sellers of used vehicles; Internet-based vehicle brokers; national and local service and repair shops and parts retailers; with respect to commercial vehicles, distributors of similar products; and manufacturers in certain markets. Purchase decisions by consumers when shopping for a vehicle are extremely price sensitive. The level of competition in the market generally, coupled with increasing price transparency resulting from increased use of the Internet by consumers and pricing discounts to customers, can lead to lower selling prices and related profits. If there is a prolonged drop in retail prices, new vehicle sales are allowed to be made over the Internet without the involvement of franchised dealers, or if dealerships are able to effectively use the Internet to sell outside of their markets, our business could be materially adversely affected.

Property loss, business interruption or other liabilities.

              Our business is subject to substantial risk of loss due to: the significant concentration of property values, including vehicle and parts inventories, at our operating locations; claims by employees, customers and third parties for personal injury or property damage; and fines and penalties in connection with alleged violations of regulatory requirements. While we have insurance for many of these risks, we retain risk relating to certain of these perils and certain perils are not covered by our insurance. Certain insurers have limited available property coverage in response to the natural catastrophes experienced in recent years. If we experience significant losses that are not covered by our insurance, whether due to adverse weather conditions or otherwise, or we are required to retain a significant portion of a loss, it could have a significant and adverse effect on us.

Leverage.

              Our significant debt and other commitments expose us to a number of risks, including:

              Cash requirements for debt and lease obligations.    A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $3.3 billion of floor plan notes payable, $1.6 billion of non-vehicle long-term debt and $5.1 billion of future lease commitments (including extension periods that are reasonably assured of being exercised and assuming constant consumer price indices), as of March 31, 2016, as adjusted to give effect to this offering and the use of proceeds therefrom, and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service or lease requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments and potentially the acceleration of amounts due, which could have a significant and adverse effect on us.

              Availability.    Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including floor plan notes payable and revolving credit facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Interest rate variability.

              The interest rates we are charged on a substantial portion of our debt, including the floor plan notes payable we issue to purchase the majority of our inventory, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

Performance of sublessees.

              In connection with the sale, relocation and closure of certain of our franchises, we have entered into a number of third-party sublease agreements. The rent paid by our sub-tenants on such properties in 2015 totaled approximately $23.7 million. In the aggregate, we remain ultimately liable for approximately $248.2 million of such lease payments including payments relating to all available renewal periods. We rely on our sub-tenants to pay the rent and maintain the properties covered by these leases. In the event a subtenant does not perform under the terms of their lease with us, we could be required to fulfill such obligations, which could have a significant and adverse effect on us.

Information technology.

              Our information systems are fully integrated into our operations and we rely on them to operate effectively, including with respect to: electronic communications and data transfer protocols with manufacturers and other vendors; customer relationship management; sales and service scheduling; data storage; and financial and operational reporting. The majority of our systems are licensed from third parties, the most significant of which are provided by a limited number of suppliers in the U.S., U.K. and Australia. The failure of our information systems to perform as designed, the failure to protect the integrity of these systems, or the interruption of these systems due to natural disasters, power loss or other reasons, could disrupt our business operations, impact sales and results of operations, expose us to customer or third-party claims, or result in adverse publicity.

Cyber-security.

              As part of our business model, we receive personal information regarding customers, associates and vendors, from various online and offline channels. We collect, process, and retain this information in the normal course of our business. Our internal and third-party systems are under a moderate level of risk from hackers or other individuals with malicious intent to gain unauthorized access to our systems. Cyber-attacks are growing in number and sophistication thus presenting an ongoing threat to systems, whether internal or external, used to operate the business on a day to day basis. Despite the security measures we have in place, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, human errors, acts of vandalism, or other events. Any security breach or event resulting in the misappropriation, loss, or other unauthorized disclosure of confidential information, or degradation of services provided by critical business systems, whether by us directly or our third-party service providers, could adversely affect our business operations, sales, reputation with current and potential customers, associates or vendors, as well as other operational and financial impacts derived from investigations, litigation, imposition of penalties or other means.

The success of our commercial vehicle distribution businesses are directly impacted by availability and demand for the vehicles and other products we distribute.

              We are the exclusive distributor of Western Star commercial trucks, MAN commercial trucks and buses, and Dennis Eagle refuse collection vehicles, together with associated parts across Australia, New Zealand and portions of the Pacific. We are also the distributor of diesel and gas engines and power systems in these same markets. The profitability of these businesses depends upon the number of vehicles, engines, power systems and parts we distribute, which in turn is impacted by demand for these products. We believe demand is subject to general economic conditions, exchange rate fluctuations, regulatory changes, competitiveness of the products and other factors over which we have limited control. In the event sales of these products are less than we expect, our related results of operations and cash flows for this aspect of our business may be materially adversely affected. The products we distribute are principally manufactured at a limited number of locations. In the event of a supply disruption or if sufficient quantities of the vehicles, engines, power systems and parts are not made available to us, or if we accept these products and are unable to economically distribute them, our cash flows or results of operations may be materially adversely affected.

Australian economic conditions.

              Our commercial vehicle distribution operations in Australia and New Zealand may be impacted by local economic conditions and in particular, the price of commodities such as copper and iron ore which may impact the desire of our customers to operate their mining operations and replace their vehicle fleets. Adverse pricing concerns of those, and other commodities, may have a material adverse effect on our ability to distribute, and/or retail, commercial vehicles and other products profitably.

These same conditions may also negatively impact the value of the Australian dollar versus the U.S. dollar, which negatively impacts our U.S. dollar reported financial results and the pricing of products sold by Penske Commercial Vehicles which are manufactured in the U.S.

International and foreign currency risk.

              We have significant operations outside the U.S. that expose us to changes in foreign exchange rates and to the impact of economic and political conditions in the markets where we operate. As exchange rates fluctuate, our results of operations as reported in U.S. dollars fluctuate. For example, if the U.S. dollar were to continue to strengthen against the U.K. pound, our U.K. results of operations would translate into less U.S. dollar reported results. Any significant or prolonged increase in the value of the U.S. dollar, particularly as compared to the U.K. pound, could result in a significant and adverse effect on our reported results.

Joint ventures.

              We have significant investments in a variety of joint ventures, including automotive retail operations in Germany, Italy and Spain, and a 9.0% ownership interest in PTL. We expect to receive annual operating distributions from each such venture. These benefits may not be realized if the joint ventures do not perform as expected, or if changes in tax, financial or regulatory requirements negatively impact the results of the joint venture operations. Our ability to dispose of these investments may be limited. In addition, the relevant joint venture agreement and other contractual restrictions may limit our access to the cash flows of these joint ventures. For example, the PTL partnership agreement provides for the distribution of only 50% of PTL's consolidated net income on a quarterly basis.

Key personnel.

              We believe that our success depends to a significant extent upon the efforts and abilities of our senior management, and in particular upon Roger Penske who is our Chairman and Chief Executive Officer. To the extent Mr. Penske, or other key personnel, were to depart from our Company unexpectedly, our business could be significantly disrupted.

Regulatory issues.

              We are subject to a wide variety of regulatory activities, including:

              Governmental regulations, claims and legal proceedings.    Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. In California, recent judicial decisions call into question whether long-standing methods for compensating dealership employees comply with the local wage and hour rules. We could be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws or it is determined that long-standing compensation methods did not comply with local laws. Claims arising out of actual or alleged violations of law which may be asserted against us or any of our dealers by individuals, through class actions, or by governmental entities in civil or criminal investigations and proceedings, may expose us to substantial monetary damages which may adversely affect us.

              The Dodd-Frank Wall Street Reform and Consumer Protection Act established the Consumer Finance Protection Bureau (the "CFPB"), a consumer financial protection agency with broad regulatory powers. Although automotive dealers are generally excluded from the CFPB's regulatory authority, the CFPB influences automotive financing through its regulation of automotive finance companies and other financial institutions. The CFPB has issued regulatory guidance instructing our consumer finance lenders to monitor dealer loans for potential discrimination resulting from the system used to compensate dealers for assisting in the customer financing transaction. The CFPB has instructed lenders that if discrimination is found, and not cured on a timely basis, then the lender must change the way it compensates dealers. Recently, several lenders have modified their dealer compensation methodologies. We cannot predict at this time the outcome of this regulatory initiative by the CFPB. In addition, the CFPB has announced its future intention to regulate the sale of other finance and insurance products. A similar agency in the U.K., the Financial Conduct Authority, is also regulating consumer finance and insurance operations. If any of these initiatives restrict our ability to generate revenue from arranging financing for our customers or selling customers additional products, we could be adversely affected.

              Recalls.    Legislative and regulatory bodies from time to time have considered laws or regulations that would prohibit companies from renting or selling any vehicle that is subject to a recall until the recall service is performed. Whether any such prohibition may be enacted, and its ultimate scope, cannot be determined at this time. If a law or regulation is enacted that prevents the sale of vehicles until recall service has been performed, we could be required to reserve a significant portion of our vehicles from being available for sale for even a minor recall unrelated to vehicle safety. In addition, various manufacturers have issued stop sale notices in relation to certain recalls that require that we retain vehicles until the recall can be performed. For certain airbag recalls these required parts are currently unavailable. While servicing recall vehicles yields parts and service revenue to us, the inability to sell a significant portion of our vehicles could increase our costs and have an adverse effect on our results of operations if a large number of our vehicles are the subject of simultaneous recalls, or if needed replacement parts are not in adequate supply.

              Vehicle requirements.    Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., automotive manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering regulations requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell. With respect to our retail commercial truck dealerships, stricter fuel consumption and emissions standards have been enacted for model year 2014 through 2018 heavy-duty trucks. Similar tighter standards have been proposed for later years. These and other new standards may adversely affect the prices of and demand for the trucks that we sell.

              Franchise laws in the U.S.    In the U.S., state law generally provides protections to franchised vehicle dealers from discriminatory practices by manufacturers and from unreasonable termination or non-renewal of their franchise agreements. In a recent forum, the U.S. Federal Trade Commission questioned the efficacy of these laws. If these franchise laws are repealed or amended, manufacturers may have greater flexibility to terminate or not renew our franchises. Franchised automotive dealers in the European Union operate without such protections.

              Changes in law.    New laws and regulations at the state and federal level may be enacted which could materially adversely impact our business. For example, in 2013, a ballot initiative in California titled the California Car Buyers Protection Act was proposed that would have eliminated our ability to be compensated for assisting in financing customer vehicle purchases, among other matters. If this initiative or other adverse changes in law were to be enacted, it could have a significant and adverse effect on us.

              Environmental regulations.    We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

              Accounting rules and regulations.    The Financial Accounting Standards Board is currently evaluating several significant changes to GAAP in the U.S., including the rules governing accounting for stock based compensation, and has recently issued new guidelines for lease accounting. Upon adoption and effectiveness, these changes could significantly affect our reported financial position, earnings and cash flows. See the disclosure provided under "Recent Accounting Pronouncements" in Note 1 to our Consolidated Condensed Financial Statements incorporated by reference into this prospectus supplement from our Form 10-Q for the quarter ended March 31, 2016.

Related parties.

              Our two largest stockholders, Penske Corporation and its affiliates ("Penske Corporation") and Mitsui, together beneficially own approximately 55% of our outstanding common stock. The presence of such significant shareholders results in several risks, including:

              Our principal stockholders have substantial influence.    Penske Corporation and Mitsui have entered into a stockholders agreement pursuant to which they have agreed to vote together as to the election of our directors. As a result, Penske Corporation has the ability to control the composition of our Board of Directors, which may allow it to control our affairs and business. This concentration of ownership, coupled with certain provisions contained in our agreements with manufacturers, our certificate of incorporation, and our bylaws, could discourage, delay or prevent a change in control of us.

              Some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests.    Roger Penske, our Chairman and Chief Executive Officer and a director, and Robert Kurnick, Jr., our President and a director, hold the same offices at Penske Corporation. Each of these officers is paid much of their compensation by Penske Corporation. The compensation they receive from us is based on their efforts on our behalf, however, they are not required to spend any specific amount of time on our matters. One of our directors, Greg Penske, is the son of our Chairman and also serves as a director of Penske Corporation. Roger Penske also serves as chairman at PTL, for which he is compensated by PTL.

              Penske Corporation has pledged its shares of common stock to secure a loan facility.    Penske Corporation has pledged all of its shares of our common stock as collateral to secure a loan facility. A default by Penske Corporation could result in the foreclosure on those shares by the lenders, after which the lenders could attempt to sell those shares on the open market or to a third party. Any such change in ownership and/or sale could materially impact the market price of our common stock. See below "Penske Corporation ownership levels."

              Penske Corporation ownership levels.    Certain of our agreements have clauses that are triggered in the event of a material change in the level of ownership of our common stock by Penske Corporation, such as our trademark agreement between us and Penske Corporation that governs our use of the "Penske" name which can be terminated 24 months after the date that Penske Corporation no longer owns at least 20% of our voting stock. We may not be able to renegotiate such agreements on terms that are acceptable to us, if at all, in the event of a significant change in Penske Corporation's ownership.

We have a significant number of shares of common stock eligible for future sale.

              Penske Corporation and Mitsui own approximately 55% of our common stock and each has two demand registration rights that could result in a substantial number of shares being introduced for sale in the market. We also have a significant amount of authorized but unissued shares. The introduction of any of these shares into the market could have a material adverse effect on our stock price.

USE OF PROCEEDS

              We anticipate that the net proceeds of this offering will be approximately $492.5 million after deducting the underwriters' discount and certain offering expenses.

              We intend to use the net proceeds of this offering to repay amounts outstanding under our U.S. Credit Agreement which bears interest at LIBOR plus 2.00%, subject to an incremental 1.50% for uncollateralized borrowings in excess of a defined borrowing base and matures September 30, 2018, to repay various floor plan debt with interest rates ranging from LIBOR plus 1.40% to LIBOR plus 2.15% and for general working capital purposes.

 CAPITALIZATION

              The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2016:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016, the issuance of the notes offered hereby and the use of the proceeds therefrom as described in "Use of Proceeds."

              You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Form 10-Q for the quarter ended March 31, 2016, the unaudited condensed consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement from our Form 10-Q for the quarter ended March 31, 2016 and the following section "Description of Certain Other Indebtedness."

	As of March 31, 2016
(dollars in millions)	Actual	As Adjusted(1)
Cash and cash equivalents	$45.6	$45.6

Floor plan notes payable(1)	$3,449.8	$3,334.3

Long-Term Debt (including current portion)(2):
U.S. Credit Agreement—revolving credit line(1)(3)	$237.0	$—
U.K. Credit Agreement—revolving credit line	$53.1	$53.1
U.K. Credit Agreement—overdraft line of credit	$1.4	$1.4
Australian working capital line	$29.5	$29.5
5.75% senior subordinated notes due 2022	$544.5	$544.5
5.375% senior subordinated notes due 2024	$296.5	$296.5
New senior subordinated notes due 2026 offered hereby	$—	$492.5
Mortgage facilities	$187.0	$187.0
Other	$35.6	$35.6

Total long-term debt	$1,384.6	$1,640.1
Total stockholders' equity	$1,724.0	$1,724.0

Total capitalization	$3,108.6	$3,364.1

(1)
As adjusted column gives effect to the use of the $492.5 million of net proceeds from the notes offered hereby and $140 million of additional U.S. Credit Agreement borrowings subsequent to March 31, 2016.

(2)
Long-term debt is presented net of unamortized debt issuance costs in accordance with ASU No. 2015-03 which the company adopted in the first quarter of 2016.

(3)
As adjusted for the items in footnote (1), we would have had $682.4 million of additional debt capacity under our U.S. Credit Agreement.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

              The following is a description of certain of our indebtedness other than the notes offered hereby. The following summaries are qualified in their entirety by reference to the credit agreement and related documents and indenture to which each summary relates.

Vehicle Financing

              We finance substantially all of the commercial vehicles we purchase for distribution, new vehicles for retail sale, and a portion of our used vehicle inventories for retail sale, under floor plan and other revolving arrangements with various lenders, including the captive finance companies associated with automotive manufacturers. In the U.S., the floor plan arrangements are due on demand; however, we have not historically been required to repay floor plan advances prior to the sale of the vehicles that have been financed. We typically make monthly interest payments on the amount financed. Outside of the U.S., substantially all of the floor plan arrangements are payable on demand or have an original maturity of 90 days or less, and we are generally required to repay floor plan advances at the earlier of the sale of the vehicles that have been financed or the stated maturity.

              The agreements typically grant a security interest in substantially all of the assets of our dealership and distribution subsidiaries and, in the U.S., Australia and New Zealand, are guaranteed or partially guaranteed by us. Interest rates under the arrangements are variable and increase or decrease based on changes in the prime rate, defined LIBOR, the Finance House Base Rate, the Euro Interbank Offered Rate, or the Australian or New Zealand Bank Bill Swap Rate. To date, we have not experienced any material limitation with respect to the amount or availability of financing from any institution providing us vehicle financing. We also receive non-refundable credits from certain of our vehicle manufacturers, which are treated as a reduction of cost of sales as vehicles are sold.

U.S. Credit Agreement

              On May 1, 2015, we amended and restated our U.S. Credit Agreement, principally to increase the revolving borrowing capacity from $450.0 million to $700.0 million, to extend the term through September of 2018, and to eliminate the term loan.

              Our U.S. Credit Agreement provides for up to $700.0 million in revolving loans for working capital, acquisitions, capital expenditures, investments and other general corporate purposes, which includes $250.0 million in revolving loans solely for future U.S. acquisitions. The loans mature on the termination date of the facility, which is September 30, 2018. The revolving loans bear interest at LIBOR plus 2.00%, subject to an incremental 1.50% for uncollateralized borrowings in excess of a defined borrowing base.

              The U.S. Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by substantially all of our U.S. subsidiaries and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. We are also required to comply with specified financial and other tests and ratios, each as defined in the U.S. Credit Agreement including: a ratio of current assets to current liabilities, a fixed charge coverage ratio, a ratio of debt to stockholders' equity and a ratio of debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of the amounts owed.

              The U.S. Credit Agreement also contains typical events of default, including change of control, non-payment of obligations and cross-defaults to our other material indebtedness. Substantially all of our U.S. assets are subject to security interests granted to the lenders under the U.S. Credit

Agreement. After giving effect to this offering and the use of proceeds therefrom, there will be no revolver borrowings outstanding under the U.S. Credit Agreement.

U.K. Credit Agreement

              Our subsidiaries in the U.K. are party to a £150.0 million revolving credit agreement with the Royal Bank of Scotland plc ("RBS") and BMW Financial Services (GB) Limited, and an additional demand overdraft line of credit with RBS (collectively, the "U.K. Credit Agreement") to be used for working capital, acquisitions, capital expenditures, investments and general corporate purposes. The loans mature on the termination date of the facility, which is December 19, 2019. The revolving loans bear interest between defined LIBOR plus 1.35% and defined LIBOR plus 3.0% and the demand overdraft line of credit bears interest at the Bank of England Base Rate plus 1.75%. As of March 31, 2016, outstanding loans under the U.K. Credit Agreement amounted to £38.0 million ($54.5 million).

              The U.K. Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by our U.K. subsidiaries, and contains a number of significant covenants that, among other things, restrict the ability of our U.K. subsidiaries to pay dividends, dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, our U.K. subsidiaries are required to comply with defined ratios and tests, including: a ratio of earnings before interest, taxes, amortization, and rental payments ("EBITAR") to interest plus rental payments, a measurement of maximum capital expenditures, and a debt to EBITDA ratio. A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of any amounts owed.

              The U.K. Credit Agreement also contains typical events of default, including change of control and non-payment of obligations and cross-defaults to other material indebtedness of our U.K. subsidiaries. Substantially all of our U.K. subsidiaries' assets are subject to security interests granted to the lenders under the U.K. Credit Agreement.

5.375% Senior Subordinated Notes due 2024

              In November 2014, we issued $300.0 million in aggregate principal amount of 5.375% senior subordinated notes due 2024. Interest on the 2024 Notes is payable semi-annually on June 1 and December 1 of each year. The 2024 Notes mature on December 1, 2024, unless earlier redeemed or purchased by us. The 2024 Notes are unsecured senior subordinated obligations and are guaranteed on an unsecured senior subordinated basis by our existing 100% owned U.S. subsidiaries. The 2024 Notes also contain customary negative covenants and events of default.

              On or after December 1, 2019, we may redeem the 2024 Notes for cash at the redemption prices noted in the indenture, plus any accrued and unpaid interest. We may also redeem up to 40% of the 2024 Notes using the proceeds of specified equity offerings at any time prior to December 1, 2017 at a price specified in the indenture. If we experience certain "change of control" events specified in the indenture, holders of the 2024 Notes will have the option to require us to purchase for cash all or a portion of their notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest. In addition, if we make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, we will be required to use the proceeds of such asset sales to make an offer to purchase the notes at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest.

5.75% Senior Subordinated Notes due 2022

              In August 2012, we issued $550.0 million in aggregate principal amount of 5.75% senior subordinated notes due 2022. Interest on the 2022 Notes is payable semi-annually on April 1 and

October 1 of each year. The 2022 Notes mature on October 1, 2022, unless earlier redeemed or purchased by us. The 2022 Notes are unsecured senior subordinated obligations and are guaranteed on an unsecured senior subordinated basis by our existing 100% owned U.S. subsidiaries. The 2022 Notes also contain customary negative covenants and events of default.

              On or after October 1, 2017, we may redeem the 2022 Notes for cash at the redemption prices noted in the indenture, plus any accrued and unpaid interest. If we experience certain "change of control" events specified in the indenture, holders of the 2022 Notes will have the option to require us to purchase for cash all or a portion of their notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest. In addition, if we make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, we will be required to use the proceeds of such asset sales to make an offer to purchase the notes at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest.

Australia Working Capital Loan Agreement

              In March 2016, our commercial vehicle distribution business expanded its working capital loan agreement with Mercedes-Benz Financial Services Australia Pty Ltd principally to increase the borrowing capacity from AU $28.0 million ($21.4 million) to AU $44.3 million ($33.9 million) and to provide working capital availability for use by both Penske Commercial Vehicles Australia and Penske Power Systems. This agreement provides the lender with a secured interest in all assets of our commercial vehicle distribution business. The loan bears interest at the Australian Bank Bill Swap Rate 30-day Bill Rate plus 2.35%. As of March 31, 2016, we had AU $38.5 million ($29.5 million) outstanding under the working capital loan agreement.

    Mortgage Facilities

              We are party to several mortgages that bear interest at defined rates and require monthly principal and interest payments. These mortgage facilities also contain typical events of default, including non-payment of obligations, cross-defaults to our other material indebtedness, certain change of control events, and the loss or sale of certain franchises operated at the properties. Substantially all of the buildings and improvements on the properties financed pursuant to the mortgage facilities are subject to security interests granted to the lender. As of March 31, 2016, we owed $187.0 million of principal under our mortgage facilities.

    Short-term Borrowings

              We have four principal sources of short-term borrowings: the revolving portion of the U.S. Credit Agreement, the revolving portion of the U.K. Credit Agreement, our Australian working capital loan agreement and the floor plan agreements that we utilize to finance our vehicle inventories. We are able to access availability under the floor plan agreements to fund our cash needs, including payments made relating to our higher interest rate revolving credit agreements.

              During the three months ended March 31, 2016, outstanding revolving commitments varied between $160.0 million and $371.5 million under the U.S. Credit Agreement, between £10.0 million and £56.0 million ($14.4 million and $80.4 million) under the U.K. Credit Agreement's revolving credit line (excluding the overdraft facility), and between AU $7.5 million and AU $40.3 million ($5.7 million and $30.9 million) under the Australia working capital loan agreement. The amounts outstanding under our floor plan agreements varied based on the timing of the receipt and expenditure of cash in our operations, driven principally by the levels of our vehicle inventories.

    Operating Leases

              We have historically structured our operations so as to minimize ownership of real property. As a result, we lease or sublease substantially all of our facilities. These leases are generally for a period between 5 and 20 years, and are typically structured to include renewal options at our election. Pursuant to the leases for some of our larger facilities, we are required to comply with specified financial ratios, including a "rent coverage" ratio and a debt to EBITDA ratio, each as defined. For these leases, non-compliance with the ratios may require us to post collateral in the form of a letter of credit. A breach of the other lease covenants gives rise to certain remedies by the landlord, the most severe of which include the termination of the applicable lease and acceleration of the total rent payments due under the lease.

    Sale/Leaseback Arrangements

              We have in the past and may in the future enter into sale-leaseback transactions to finance certain property acquisitions and capital expenditures, pursuant to which we sell property and/or leasehold improvements to third parties and agree to lease those assets back for a certain period of time. Such sales generate proceeds which vary from period to period.

    Off-Balance Sheet Arrangements

              We have sold a number of dealerships to third parties and, as a condition to certain of those sales, remain liable for the lease payments relating to the properties on which those businesses operate in the event of non-payment by the buyer. We are also party to lease agreements on properties that we no longer use in our retail operations that we have sublet to third parties. We rely on subtenants to pay the rent and maintain the property at these locations. In the event the subtenant does not perform as expected, we may not be able to recover amounts owed to us and we could be required to fulfill these obligations.

              In 2012, we and the other PTL partners created a new company ("Holdings"), which, together with GE Capital, co-issued $700.0 million of 3.8% senior unsecured notes due 2019 (the "Holdings Bonds"). GE Capital agreed to be a co-obligor of the Holdings Bonds in order to achieve lower interest rates on the Holdings Bonds. In March 2015, the ownership interest of GE Capital in Holdings was redeemed, GE Capital assumed all of Holdings' obligations under the Holdings Bonds, Holdings was relieved of its obligations under the indenture for the Holdings Bonds and Holdings became obligated to pay to GE Capital 50.1% of all interest and principal due under, and 100% of the expenses related to, the Holdings Bonds to the extent Holdings has cash in excess of a certain level of permitted working capital, subject to certain limitations. Additional capital contributions from the members may be required to fund interest and principal payments on the Holdings Bonds to the extent Holdings is unable to pay those amounts. We have agreed to indemnify GE Capital for 9.0% of any principal or interest that GE Capital is required to pay on these bonds, and pay GE Capital an annual fee of approximately $950,000 for acting as co-obligor. The maximum amount of our contingent obligations to GE Capital under this agreement are 9.0% of the required principal repayment due in 2019 (which is expected to be $63.1 million) and 9.0% of interest payments under the Holdings Bonds, plus fees and default interest, if any.

              Our floor plan credit agreement with Mercedes Benz Financial Services Australia ("MBA") provides us revolving loans for the acquisition of commercial vehicles for distribution to our retail network. This facility includes a limited parent guarantee and a commitment to repurchase dealer vehicles in the event the dealer's floor plan agreement with MBA is terminated.

DESCRIPTION OF NOTES

              You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Penske Automotive Group, Inc. and not to any of its subsidiaries and the term "notes" or "Notes" refers to the notes offered hereby.

              The Company will issue the Notes under a base indenture dated as of November 21, 2014 (the "Base Indenture") among itself and The Bank of New York Mellon Trust Company, National Association, as trustee (the "Trustee"), as supplemented by the third supplemental indenture among the Company, the trustee and the Guarantors (the Base Indenture, as so supplemented, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

              The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Certain defined terms used in this description but not defined below under the caption "—Certain Definitions" have the meanings assigned to them in the Indenture.

Brief Description of the Notes and Guarantees

The Notes

              The Notes:

  •
  will initially be issued in the aggregate principal amount of $500.0 million;

  •
  are general unsecured obligations of the Company;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Company;

  •
  are pari passu in right of payment with any existing and future senior subordinated Debt of the Company, including the Company's existing 5.75% Senior Subordinated Notes due 2022 (the "5.75% Notes") and 5.375% Senior Subordinated Notes due 2024 (the "5.375% Notes"); and

  •
  are guaranteed by the Guarantors.

The Guarantees

              The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by all of the direct and indirect, wholly owned Domestic Subsidiaries of the Company as of the Issue Date. The Company's existing non-wholly owned Domestic Subsidiaries will not guarantee the Notes. Future Domestic Subsidiaries that guarantee other Debt of the Company and its Subsidiaries will guarantee the Notes; provided that certain future Domestic Subsidiaries will not need to guarantee the Notes if the Consolidated Tangible Assets of all such non-guarantors do not exceed 2% of the Consolidated Tangible Assets of the Company. In addition, the Company's Foreign Subsidiaries will not guarantee the Notes. Each Guarantee will rank equally with the Guarantor's existing and future unsecured senior subordinated Debt, including any guarantee by such Guarantor of the 5.75% Notes and the 5.375% Notes, as described under "—Note Guarantees."

              Each Guarantee of the Notes:

  •
  is a general unsecured obligation of the Guarantor;

  •
  is subordinated in right of payment to all existing and future Senior Guarantor Debt of the Guarantor; and

  •
  is pari passu in right of payment with all existing and future senior subordinated Debt of the Guarantor.

              Under the circumstances described below under the definition of "Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

              The Notes will mature on May 15, 2026, will be initially issued in $500.0 million aggregate principal amount, subject to the Company's ability to issue additional notes which may be of the same series as these Notes as described below, and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at the rate set forth on the cover page of this prospectus supplement from the date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually in arrears on May 15 and November 15 in each year, commencing November 15, 2016, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 1 or November 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              The Company may from time to time, without notice to or the consent of the holders of Notes, create and issue further Notes ranking equally with the Notes in all respects, subject to the limitations described under the caption "Certain Covenants—Limitations on Debt." Any further Notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to Notes in this "Description of Notes" include these additional Notes, unless the context requires otherwise.

Issuance and Methods of Receiving Payments on the Notes

              Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled to it as shown on the security register. The Notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection with the transfer, exchange or redemption.

Paying Agent and Registrar for the Notes

              The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

              Each Note may be transferred or exchanged in accordance with the Indenture. The Registrar and the Trustee may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

              The registered holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

              Payment of the Notes is guaranteed by the Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of all of the direct and indirect wholly owned Domestic Subsidiaries of the Company as of the Issue Date. The Company's existing non-wholly owned Domestic Subsidiaries will not guarantee the Notes. Future Domestic Subsidiaries that guarantee other Debt of the Company and its Subsidiaries will guarantee the Notes; provided that certain future Domestic Subsidiaries will not need to guarantee the Notes if the Consolidated Tangible Assets of all such non-guarantors do not exceed 2% of the Consolidated Tangible Assets of the Company. In addition, the Company's Foreign Subsidiaries will not guarantee the Notes. Substantially all of the Company's operations are conducted through its Subsidiaries. If the Company defaults in payment of the principal of, premium, if any, or interest on the Notes, each of the Guarantors will be fully and unconditionally, jointly and severally obligated to duly and punctually pay it.

              The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such Guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. In a Florida Bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the indenture. However, if it is followed, the risk that guarantees will be found to be fraudulent conveyances will be significantly increased. This Florida Bankruptcy case is currently on appeal. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees of the notes. In such event, holders of notes would be structurally subordinated to creditors of the issuer of the voided guarantee."

              Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (d) under the caption "—Certain Covenants—Future Guarantees." The Company also may be required to cause a future Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture. See "—Certain Covenants—Future Guarantees."

Optional Redemption

              At any time prior to May 15, 2021, the Company may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

              The Notes will be subject to redemption at any time on or after May 15, 2021, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the 12-month period beginning May 15 of the years indicated below:

Year	Redemption Price
2021	102.750%
2022	101.833%
2023	100.917%
2024 and thereafter	100.000%

              In addition, at any time prior to May 15, 2019, the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 105.500% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 60% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

              Any redemption may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event.

              If less than all of the Notes are to be redeemed, the Trustee shall select the Notes on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Notes redeemed in part shall be redeemed only in amounts of $2,000 or integral multiples of $1,000 in excess thereof (subject, in each instance, if applicable, to the procedures of The Depository Trust Company ("DTC") or any other Depositary).

Mandatory Redemption

              The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Purchase of Notes Upon a Change of Control

    General

              If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in amounts of $2,000 or integral multiples of $1,000 in excess thereof, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

    Procedure

              Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice of the Change of Control to each holder of Notes, by first-class mail, postage prepaid (or such other method prescribed by DTC or any other Depositary), at his address appearing in the security register. The notice will state, among other things,

  (1)
  that a Change of Control has occurred or will occur and the date of the event;

  (2)
  the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

  (3)
  the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

  (4)
  that any Note not tendered will continue to accrue interest;

  (5)
  that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

  (6)
  certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

    Stipulations

              If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all or any of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. See "—Ranking." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under the caption "—Events of Default."

              In addition to the obligations of the Company under the Indenture with respect to the Notes in the event of a "change of control," the Credit Agreement also contains an event of default upon a "change of control" as defined in the Credit Agreement which obligates the Company to repay amounts outstanding under such agreement upon an acceleration of the Debt incurred under the Credit Agreement. The Credit Agreement also restricts the Company from repurchasing the Notes upon a Change of Control. In addition, some of the Restricted Subsidiaries' Floor Plan Facilities contain an event of default upon a "change of control" (as defined in those facilities) of the Company or the relevant Restricted Subsidiary which obligates such Restricted Subsidiaries to repay amounts outstanding under such agreements upon such a change of control. In addition, a change of control could result in a termination or nonrenewal of one or more of the Company's franchise agreements or its other agreements with Manufacturers.

              The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, it is unclear how a court interpreting New York law would interpret the phrase.

              The existence of a holder's right to require the Company to repurchase the holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

              The provisions of the Indenture will not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

              The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

              The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the Notes pursuant to the Indenture as described above under the caption "Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

              You should note that case law suggests that holders of the Notes may not be entitled to require the Company to purchase their Notes in certain circumstances involving a significant change in the composition of the board of directors of the Company, including in connection with a proxy contest where the board of directors of the Company does not endorse a dissident slate of directors but approves them as directors.

Ranking

    General

              The payment of the Indenture Obligations will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Debt) of all Senior Debt. The Notes will be senior subordinated Debt of the Company ranking pari passu with all other existing and future senior subordinated Debt of the Company and senior to all existing and future Subordinated Debt of the Company. The Notes will be effectively subordinated to all secured Debt of the Company to the extent of the assets securing such Debt and structurally subordinated to all of the liabilities of the Company's Subsidiaries that do not guarantee the Notes.

              The Company's existing non-wholly owned Domestic Subsidiaries will not guarantee the Notes. Future Domestic Subsidiaries that guarantee other Debt of the Company and its Subsidiaries will guarantee the Notes; provided that certain future Domestic Subsidiaries will not need to guarantee the Notes if the Consolidated Tangible Assets of all such non-guarantors do not exceed 2% of the Consolidated Tangible Assets of the Company. In addition, the Company's Foreign Subsidiaries will not guarantee the Notes. See "Note Guarantees." At March, 2016, after giving effect to $140.0 million of additional borrowings subsequent to March 31, 2016, the offering of the Notes and the estimated use of proceeds therefrom, the Company and its Subsidiaries would have had approximately $1.6 billion of total long-term Debt outstanding and 3.3 billion of floor plan notes payable outstanding. The Company also would have had $682.4 million of additional Debt capacity under the Credit Agreement and $175.3 million of additional Debt capacity under the U.K. Credit Agreement. In addition, the Guarantors would have had outstanding $1.8 billion of Senior Guarantor Debt (not including inter-company Debt and subsidiary guarantees of Debt under the Credit Agreement). The Company's non-guarantor Subsidiaries would have had approximately $1.8 billion of Debt and other liabilities (not including inter-company liabilities).

    Payment Stoppages

              Upon the occurrence and during the continuance of any default in the payment of any Designated Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption "—Defeasance or Covenant Defeasance") or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain Permitted Junior Payments) may be made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Indenture Obligations unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt after which the Company shall resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.

              Upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may then be accelerated (a "Non-payment Default") and after the receipt by a Responsible Officer of the Trustee (1) if Debt is outstanding under the Credit Agreement, from the agent thereunder and (2) if no Debt is outstanding under the Credit Agreement, from a representative of holders of any Designated Senior Debt, in each case, referred to as a "Senior Representative," of written notice of such Non-Payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption "—Defeasance or Covenant Defeasance") or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company or any Subsidiary on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Indenture Obligations for the period specified below (the "Payment Blockage Period").

              The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of:

  (1)
  the 179th day after such commencement;

  (2)
  the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt; or

  (3)
  the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company and the Trustee from the Senior Representative initiating such Payment Blockage Period.

              After the occurrence of any of the dates set forth in clauses (1), (2) or (3), the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of

360 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a default or an event of default pursuant to any provision under which a default or an event of default previously existed or was continuing shall constitute a new default or an event of default for this purpose).

              If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "—Events of Default."

    Liquidation/Insolvency

              The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, then and in any such event all amounts due or to become due on or in respect of the Senior Debt must first be paid in full in cash (or as otherwise agreed to by the holders of Senior Debt) before any payment or distribution, excluding Permitted Junior Payments, is made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Indenture Obligations (other than payments previously made or set aside pursuant to the provisions described under the caption "—Defeasance or Covenant Defeasance").

              By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover more, ratably, than the holders of the Notes. Funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash (or as otherwise agreed to by the holders of Senior Debt) and the Company may be unable to meet its obligations fully with respect to the Notes.

    Guarantees

              Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Debt of such Guarantor that is expressly subordinated to Senior Guarantor Debt. The Debt evidenced by the Guarantees will be subordinated to Senior Guarantor Debt to substantially the same extent as the Notes are subordinated to Senior Debt and during any period when payment on the Notes is blocked by Designated Senior Debt, payment on the Guarantees is similarly blocked.

    Related Definitions

              "Senior Debt" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Debt of the Company and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Debt (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Debt" shall (x) include the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of the Company to the extent the Company is a party thereto and (y) not include:

  (1)
  Debt evidenced by the Notes;

  (2)
  the 5.75% Notes, the 5.375% Notes and any other Debt that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinate or junior in right of payment to any Debt of the Company;

  (3)
  Debt which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

  (4)
  Debt which is represented by Redeemable Capital Stock;

  (5)
  any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Debt;

  (6)
  Debt of the Company to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co. (USA), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate's Subsidiaries;

  (7)
  to the extent it might constitute Debt, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by the Company (other than Floor Plan Facilities), and amounts owed by the Company for compensation to employees or services rendered to the Company;

  (8)
  that portion of any Debt which at the time of issuance is issued in violation of the Indenture; and

  (9)
  Debt evidenced by any guarantee of any Subordinated Debt or Pari Passu Debt.

              "Designated Senior Debt" means (1) all Senior Debt under the Credit Agreement and (2) any other Senior Debt which at the time of determination has an aggregate principal amount outstanding of at least $50 million and which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as "Designated Senior Debt" by the Company.

              "Senior Guarantor Debt" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Debt of any Guarantor and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Debt (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Debt necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, "Senior Guarantor Debt" shall (x) include all borrowings of each Guarantor under, and all guarantees by each Guarantor of, the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of such Guarantor and (y) not include:

  (1)
  Debt evidenced by the Guarantees;

  (2)
  Debt that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinated or junior in right of payment to any Debt of such Guarantor;

  (3)
  Debt which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such Guarantor;

  (4)
  Debt which is represented by Redeemable Capital Stock;

  (5)
  any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor to the extent such liability constitutes Debt;

  (6)
  Debt of such Guarantor to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co. (USA), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate's Subsidiaries;

  (7)
  to the extent it might constitute Debt, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by such Guarantor (other than Floor Plan Facilities), and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

  (8)
  that portion of any Debt which at the time of issuance is issued in violation of the Indenture; and

  (9)
  Debt evidenced by any guarantee of any Subordinated Debt or Pari Passu Debt.

Effectiveness of Certain Covenants

              If on any date following the Issue Date:

  (1)
  the Notes are rated Baa3 or better by Moody's and BBB– or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus supplement will be suspended:

  (1)
  "—Certain Covenants—Limitation on Debt;"

  (2)
  "—Certain Covenants—Limitation on Restricted Payments;"

  (3)
  "—Certain Covenants—Limitation on Transactions with Affiliates;"

  (4)
  "—Certain Covenants—Limitation on Sale of Assets;"

  (5)
  paragraphs (a), (b) and (c) of "—Certain Covenants—Future Guarantees;"

  (6)
  "—Certain Covenants—Limitation on Senior Subordinated Debt;"

  (7)
  "—Certain Covenants—Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries;" and

  (8)
  clause (3) of "Consolidation, Merger, Sale of Assets—The Company."

              During any period that the foregoing covenants have been suspended, the board of directors of the Company may not designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of "Unrestricted Subsidiaries."

              Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB–, respectively, the foregoing covenants will be reinstated as of and from the date of such rating decline. Any Debt incurred during the period when the covenants are suspended will be classified as having been incurred pursuant to paragraph (a) of "—Certain Covenants—Limitation on Debt" or one of the clauses of the paragraph (b) of such covenant. To the extent such Debt would not be so permitted to be incurred, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of paragraph (b) under "—Certain Covenants—Limitation on Debt." Calculations under the reinstated "Limitation on Restricted Payments" covenant will be made as if the "Limitation on Restricted Payments" covenant had been in effect since the date of the Indenture. However, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by the Company or its Restricted Subsidiaries during the period when the covenants are suspended.

Certain covenants

              The Indenture contains, among others, the following covenants:

    Limitation on Debt

              (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Debt (including any Acquired Debt), unless such Debt is incurred by the Company or any Guarantor and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Debt taken as one period is at least equal to or greater than 2.00:1.

              (b)   Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Debt"):

                  (1)   Debt of the Company or any Restricted Subsidiary under the Credit Agreement, any Credit Facility or the U.K. Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $1.9 billion in any case under these agreements or in respect of letters of credit under these agreements;

                  (2)   Debt of the Company or any Restricted Subsidiary under any Inventory Facility;

                  (3)   Debt of the Company pursuant to the Notes issued on the Issue Date and Debt of any Guarantor pursuant to a Guarantee of such Notes;

                  (4)   Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in this definition of "Permitted Debt;"

                  (5)   Debt of the Company owing to a Restricted Subsidiary; provided that any Debt of the Company owing to a Restricted Subsidiary that is not a Guarantor is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an incurrence of such Debt by the Company or other obligor not permitted by this clause (5);

                  (6)   Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (6);

                  (7)   guarantees of any Restricted Subsidiary made in accordance with the provisions of the covenant described under the caption "—Future Guarantees;"

                  (8)   obligations of the Company or any Restricted Subsidiary (a) pursuant to Interest Rate Agreements related to Debt as long as such obligations do not exceed the aggregate principal amount of such Debt then outstanding, (b) under any Currency Hedging Agreements; provided, however, that such Currency Hedging Agreements do not increase the Debt or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable under such Currency Hedging Agreements or (c) under any Commodity Price Protection Agreements which do not increase the amount of Debt or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable under such Commodity Price Protection Agreements, and guarantees by Guarantors in respect thereof; provided that in the case of each of clauses (a), (b) and (c) such agreements are not entered into for speculative purposes;

                  (9)   (A) Debt of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Debt incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction, improvement or development of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (9) not to exceed the greater of (i) $300 million and (ii) 4% of the Company's Consolidated Total Assets outstanding at any time; provided that the principal amount of any Debt permitted under this clause (9) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed; and (B) Debt consisting of obligations incurred under mortgage facilities of the Company and any Restricted Subsidiary in an aggregate principal amount not to exceed $100.0 million at any one time outstanding;

                  (10) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets;

                  (11) Debt incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, including letters of credit in respect of workers' compensation claims, or other Debt with respect to reimbursement type obligations regarding workers' compensation claims; provided that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing or incurrence or supported under the Credit Agreement, the U.K. Credit Agreement or any Credit Facility;

                  (12) Debt of Foreign Subsidiaries in the aggregate amount outstanding pursuant to this clause (12) at any time not to exceed (x) $600 million, plus (y) 10% of the Consolidated Tangible Assets of the Company;

                  (13) guarantees by the Company or a Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary that was permitted to be incurred under this covenant;

                  (14) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Debt incurred pursuant to paragraph (a) above or clauses (3), (4) and this clause (14) of this definition of "Permitted Debt," including any successive refinancings so long as:

    (A)
    the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Debt being refinanced;

    (B)
    the aggregate principal amount of Debt represented thereby (or if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity of such Debt, the original issue price of such Debt plus any accreted value attributable thereto since the original issuance of such Debt) does not exceed the initial principal amount of such Debt plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Debt being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of the expenses of the Company incurred in connection with such refinancing;

    (C)
    in the case of any refinancing of Debt that is Subordinated Debt, such new Debt is made subordinated to the Notes at least to the same extent as the Debt being refinanced; and

    (D)
    in the case of Pari Passu Debt or Subordinated Debt, as the case may be, such new Debt

    (x)
    has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of (i) the Notes or (ii) the Debt to be refinanced, and

    (y)
    has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of (i) the Notes or (ii) the Debt to be refinanced;

                  (15) Debt of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of incurrence;

                  (16) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (17) (x) Debt incurred or issued by the Company or any of its Restricted Subsidiaries to finance an acquisition and/or (y) Acquired Debt of the Company or any of its Restricted Subsidiaries; provided that after giving effect to such acquisition and the incurrence of such Debt, either (A) the Company can incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of this covenant, or (B) in the case of clause (y) only, the Company's Consolidated Fixed Charge Coverage Ratio would be equal to or greater than that in effect immediately prior to such acquisition;

                  (18) Debt of the Company to the extent the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described below under "Defeasance or Covenant Defeasance" or "Satisfaction and Discharge," respectively;

                  (19) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (19); and

                  (20) Debt of the Company and its Restricted Subsidiaries, in addition to that described in clauses (1) through (19) above, and any renewals, extensions, substitutions, refinancings or replacements of such Debt, so long as the aggregate principal amount of all such Debt shall not exceed $300 million outstanding at any one time in the aggregate.

              For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in clauses (1) through (20) above or is entitled to be incurred pursuant to the paragraph (a) of this covenant, the Company in its sole discretion may classify or reclassify such item of Debt and only be required to include the amount of such Debt as one of such types. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Debt for purposes of this covenant provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

              Debt permitted by this "Limitation on Debt" covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt.

              For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is incurred to extend, replace, refund, refinance, renew or defease other Debt denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being extended, replaced, refunded, refinanced, renewed or defeased.

              Except as provided in the prior paragraph, the principal amount of any Debt incurred to extend, replace, refund, refinance, renew or defease other Debt, if incurred in a different currency from the Debt being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

    Limitation on Restricted Payments

              (a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

  (2)
  purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, Capital Stock of the Company or any direct or indirect parent of the Company or options, warrants or other rights to acquire such Capital Stock;

  (3)
  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt, except a repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

  (4)
  pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

  (a)
  to the Company or any of its Wholly Owned Restricted Subsidiaries; or

  (b)
  dividends or distributions made by a Restricted Subsidiary:

  (1)
  organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

  (2)
  on a pro rata basis to all stockholders of such Restricted Subsidiary); or

  (5)
  make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (1) through (5), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless

  (1)
  immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

  (2)
  immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Debt (other than Permitted Debt) under the provisions of the covenant described under the caption "—Limitation on Debt;" and

  (3)
  after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Reference Date and all Designation Amounts does not exceed the sum of:

  (A)
  50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter in which the Reference Date occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

  (B)
  the aggregate net proceeds (including the Fair Market Value of property other than cash) received after the Reference Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock (except, in each case, for transactions described in clause (C) or (D) of this paragraph (a) and to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (C)
  the aggregate Net Cash Proceeds received after the Reference Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (D)
  the aggregate Net Cash Proceeds received after the Reference Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Reference Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (E)
  (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Reference Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary, provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; and

    (F)
    any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

              As of March 31, 2016, the Company would have had approximately $970.2 million available to make Restricted Payments.

              (b)   Notwithstanding the foregoing, and in the case of clauses (2) through (14) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (15) being referred to as a "Permitted Payment"):

                  (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this covenant;

                  (2)   the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

                  (3)   the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Debt or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

                  (4)   the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Debt (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Debt of the Company, but only to the extent that any such new Subordinated Debt:

    (A)
    shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Debt being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

    (B)
    has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of (i) the Notes or (ii) the Subordinated Debt to be refinanced;

    (C)
    has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of (i) the Notes or (ii) the Subordinated Debt to be refinanced; and

    (D)
    is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Debt to be refinanced;

                  (5)   the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from future, present or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in an amount not to exceed $20.0 million in the aggregate in any calendar year (and any portion of such $20.0 million not used in any calendar year may be carried forward); provided that such amount may be increased by an amount not to exceed the cash proceeds from the sale of Capital Stock of the Company to directors, officers, employees or consultants of the Company or any of its Subsidiaries that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such purchase, repurchase, redemption, retirement or other acquisition will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph), plus

                  (6)   the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

                  (7)   the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment;

                  (8)   the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent such payment would have been permitted by the Indenture at the time of such acquisition;

                  (9)   the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries or in connection with joint ventures or other business transactions, in an amount not to exceed $50 million during the term of the Indenture;

                  (10) the payment of dividends on the Company's shares of Common Stock in the aggregate amount per fiscal year equal to $1.25 per share for each share of Common Stock (or any securities convertible into Common Stock to the extent they are entitled to such a dividend) of the Company outstanding as of the applicable record date for such dividends (as such $1.25 shall be adjusted for specified changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions);

                  (11) the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

                  (12) the payment of dividends or distributions by UAG Connecticut I, LLC pursuant to the First Amended and Restated LLC Agreement, dated April 1, 2003, relating to UAG Connecticut I, LLC;

                  (13) the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of convertible debt securities of the Company or its Restricted Subsidiaries;

                  (14) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (14), does not exceed $175 million; and

                  (15) Restricted Payments made, if at the time of making such Restricted Payments, and after giving effect thereto (including, without limitation, the incurrence of any Debt to finance such Restricted Payment), the Company's Consolidated Total Leverage Ratio would not exceed 2.00 to 1.

              For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (15) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of Permitted Investments, except that the Company may not reclassify any Restricted Payments as having been made under clause (15) above if originally made under another clause of paragraph (b) of this covenant or under paragraph (a) of this covenant.

    Limitation on Transactions with Affiliates

              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate consideration in excess of $10.0 million (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and:

  (a)
  such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

  (b)
  with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million either (1) the Company delivers an officer's certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or (2) such transaction or series of related transactions is approved by either (x) a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the board of directors of the Company, which shall consist entirely of Disinterested Directors; and

  (c)
  with respect to any transaction or series of related transactions involving aggregate value in excess of $25 million, either (1) such transaction or series of related transactions has been approved by either (x) a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one

    Disinterested Director, by such Disinterested Director, or (y) the audit committee of the board of directors of the Company, which shall consist entirely of Disinterested Directors, or (2) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

  (1)
  compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

  (2)
  any transaction permitted as a Restricted Payment or Permitted Investment pursuant to the covenant described under the caption "—Limitation on Restricted Payments;"

  (3)
  the payment of customary fees to directors of the Company and its Restricted Subsidiaries;

  (4)
  any transaction with any officer or member of the board of directors of the Company involving indemnification arrangements;

  (5)
  loans or advances to officers of the Company in the ordinary course of business not to exceed $1 million in any calendar year;

  (6)
  agreements and transactions with customers, clients, suppliers or purchasers and sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at that time from a Person who is not an Affiliate of the Company;

  (7)
  transactions with joint ventures entered into in the ordinary course of business, provided that no other Affiliate of the Company (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture;

  (8)
  any sale, issuance or award of Qualified Capital Stock of the Company;

  (9)
  any transaction with any Person (x) that is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate of the Company as a result of such transaction or (y) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person; or

  (10)
  any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date) or otherwise disclosed in this prospectus supplement (or in any document incorporated by reference therein) relating to the offer and sale of the Notes and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party.

    Limitation on Liens

              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (1) create, incur or affirm any Lien of any kind securing any Pari Passu Debt or Subordinated Debt, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets (including any inter-company notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (2) assign or convey any right to receive any income or profits from such Liens, unless the Notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Debt, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Debt) the obligation or liability secured by such Lien except for Permitted Liens.

              Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Debt or the Subordinated Debt described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as the holders of all such Debt also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

    Limitation on Sale of Assets

              (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless

                  (1)   at least 75% of the consideration from such Asset Sale consists of:

      (A)
      cash or Cash Equivalents,

      (B)
      the assumption of Senior Debt or Senior Guarantor Debt or other liabilities (other than Subordinated Debt) by the party acquiring the assets from the Company or any Restricted Subsidiary,

      (C)
      Replacement Assets,

      (D)
      Designated Noncash Consideration, or

      (E)
      a combination of any of the foregoing; and

                  (2)   the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale;

    provided that any notes, securities or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash at Fair Market Value within 90 days after receipt shall be deemed to be cash for purposes of this provision.

              (b)   If:

                  (A)  all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to (1) the permanent repayment of any term Senior Debt or Senior Guarantor Debt then outstanding, (2) the repayment of any outstanding borrowings under any revolving credit facilities constituting Senior Debt or Senior Guarantor Debt and the corresponding reduction of commitments with respect thereto, or (3) the permanent reduction of Debt of a Restricted Subsidiary that is not a Guarantor; or

                  (B)  no such Senior Debt or Senior Guarantor Debt which requires prepayment is then outstanding (or such prepayment is waived);

    then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used to prepay Senior Debt or Senior Guarantor Debt or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds." The Company or such Restricted Subsidiary will be deemed to have complied with its obligations under this paragraph (b) if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Cash Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Cash Proceeds; provided that upon any abandonment or termination of such commitment, the Net Cash Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth below.

              (c)   When the aggregate amount of Excess Proceeds exceeds $50 million or more, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Debt outstanding with similar provisions requiring the Company to make an offer to purchase such Debt with the proceeds from any Asset Sale as follows:

                  (A)  the Company will make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered); and

                  (B)  to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating to the tendered Notes or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided, that, in the case of Notes issued in global form, beneficial interests in such Notes shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the procedures of the applicable clearing system; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

              (d)   If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof), and the Pari Passu Debt shall be purchased by the Company, at the option of the holders thereof, in whole or in part, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

              (e)   The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

    Future Guarantees

              (a)   The Company shall not cause any future Domestic Subsidiary that is a Wholly Owned Restricted Subsidiary (and any non-Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary if such Domestic Subsidiary guarantees capital markets debt securities of the Company or a Guarantor, including the 5.75% Notes and the 5.375% Notes), other than a Guarantor, directly or indirectly, to become a guarantor or an obligor with respect to any other Debt of the Company or any Subsidiary thereof incurred in the United States, unless such Subsidiary (a "Future Guarantor") becomes a Guarantor under the Indenture at the times set forth below, except that (1) if such Debt is by its terms Senior Debt, any such assumption, guarantee or other liability of such Subsidiary with respect to such Debt shall be senior to such Subsidiary's Guarantee of the Notes to the same extent as such Senior Debt is senior to the Notes; and (2) if such Debt is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Debt shall be subordinated to such Subsidiary's Guarantee of the Notes at least to the same extent as such Debt is subordinated to the Notes.

              (b)   Notwithstanding paragraph (a) above, any Non-Guarantor Restricted Subsidiary shall not be required to become a Future Guarantor under the Indenture if the Consolidated Tangible Assets of such Non-Guarantor Restricted Subsidiary, together with the Consolidated Tangible Assets of all other Non-Guarantor Restricted Subsidiaries, as of the date of the most recent quarterly or annual financial statements of the Company which are available, does not exceed, in the aggregate, 2% of the Consolidated Tangible Assets of the Company. To the extent that the collective Consolidated Tangible Assets of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary or as of the date of the most recent quarterly or annual financial statements of the Company which are available, exceeds 2% of the Consolidated Tangible Assets of the Company, the Company shall cause one or more of such Non-Guarantor Restricted Subsidiaries to become a Future Guarantor under the Indenture in accordance with the provisions of this covenant, such that the collective Consolidated Tangible Assets of all remaining Non-Guarantor Restricted Subsidiaries does not exceed 2% of the Consolidated Tangible Assets of the Company.

              (c)   The Company shall not be required to cause any Future Guarantors to become Guarantors until the earlier of such time as (A) the aggregate Consolidated Equity of all such future Domestic Subsidiaries who have not become Guarantors, but are required to become Future Guarantors pursuant to paragraph (a) or (b) above, equals or exceeds $75.0 million and (B) twelve months shall have elapsed since the Company last caused Future Guarantors to become Guarantors under the Indenture. Up to a maximum of once per fiscal quarter, the Company shall cause each Subsidiary thereof that is required to become a Future Guarantor pursuant to paragraph (a) or (b) above to (1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth therein and (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary of the Company and constitutes a valid, binding and enforceable obligation of such Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Subsidiary of the Company shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

              (d)   Notwithstanding the foregoing, each Guarantee by a Guarantor of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                  (1)   any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all or a majority of the Company's Capital Stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other Debt of the Company or any of its Subsidiaries;

                  (2)   the release by the holders of the other Debt of the Company of their guarantee of Debt by such Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as (A) no other Debt of the Company has been guaranteed by such Subsidiary, or (B) the holders of all such other Debt of the Company or another Subsidiary which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Debt);

                  (3)   the Company properly designating such Guarantor as a Non-Guarantor Restricted Subsidiary; provided that such Restricted Subsidiary is not required to issue a Guarantee of the Notes pursuant to paragraph (a) or (b) above;

                  (4)   the Company properly designating such Subsidiary as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

                  (5)   the Company exercising its legal defeasance option or covenant defeasance option as described under "Defeasance or Covenant Defeasance" or the Company's obligations under the Indenture being discharged in accordance with the terms of the Indenture as described under "Satisfaction and Discharge."

    Limitation on Senior Subordinated Debt

              The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Debt of the Company or such Guarantor, as the case may be, unless such Debt is also pari passu with the Notes or the Guarantee of such Guarantor or subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Debt or Senior Debt of such Guarantor, as the case may be, as set forth in the Indenture. For purposes of the foregoing, no Debt shall be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Debt have entered into intercreditor agreements or other arrangements giving one or more such holders priority over the other holders in the collateral held by them.

    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1)   pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

                  (2)   pay any Debt owed to the Company or any other Restricted Subsidiary,

                  (3)   make any Investment in the Company or any other Restricted Subsidiary, or

                  (4)   transfer any of its properties or assets to the Company or any other Restricted Subsidiary; except:

      (a)
      any encumbrance or restriction pursuant to an agreement in effect on the Issue Date (including without limitation the Credit Agreement and the U.K. Credit Agreement in effect on the Issue Date);

      (b)
      any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

      (c)
      customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that the restrictions are applicable only to such Restricted Subsidiary or assets;

      (d)
      any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body;

      (e)
      customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

      (f)
      any encumbrance or restriction pursuant to agreements with Manufacturers, dealerships or franchisees;

      (g)
      any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

      (h)
      any encumbrances or restrictions in security agreements securing Debt of a Subsidiary (including any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with the covenant described under the caption "—Limitation on Liens") that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt is repaid;

      (i)
      any encumbrance or restriction pursuant to Inventory Facilities customary for inventory and floor plan financing in the automobile industry;

      (j)
      any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction;

      (k)
      customary non-assignment provisions contained in (1) any lease governing a leasehold interest or (2) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

      (l)
      Liens securing Debt otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

      (m)
      restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

      (n)
      restrictions contained in other Debt or Preferred Stock of the Company or any Restricted Subsidiary permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Debt" or other agreements arising in the ordinary course of business and not related to Debt, provided that such restrictions will not materially affect the ability of the Company to make principal and interest payments on the Notes, as determined in good faith by a senior officer or the board of directors of the Company;

      (o)
      any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) and (p) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Debt so extended, renewed, refinanced or replaced;

      (p)
      restrictions related solely to Foreign Subsidiaries and created in connection with Debt of such Foreign Subsidiaries incurred pursuant to clauses (12) and (20) of paragraph (b) of the covenant described under the caption "—Limitation on Debt";

      (q)
      encumbrances pursuant to the subordination provisions of any Debt permitted to be incurred by clause (5) of paragraph (b) of the covenant described under the caption "—Limitation on Debt"; and

      (r)
      customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture or similar entity.

    Provision of Financial Statements

              (a)   Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall deliver to the Trustee on behalf of, and upon request make available to, the holders of Notes, within 30 days after the date by which the Company would have been required by the Commission's rules and regulations to file such documents if the Company were so subject, copies of all annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject; provided that any such reports and documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) shall be deemed to be delivered to the Trustee and the holders of Notes.

              (b)   Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or any Guarantor's, as the case may be, compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer's certificates of the Company). The Trustee may assume that any reports required to be filed under paragraph (a) above have been filed with the Commission and shall have no obligation to verify any such filing.

              (c)   Any failure to comply with this covenant shall be automatically cured when the Company provides all required reports to the Trustee on behalf of the holders of Notes.

    Additional Covenants

              The Indenture also contains covenants with respect to the following matters:

  (1)
  payment of principal, premium and interest;

  (2)
  maintenance of an office or agency;

  (3)
  arrangements regarding the handling of money held in trust;

  (4)
  maintenance of corporate existence; and

  (5)
  payment of taxes and other claims.

Consolidation, Merger, Sale of Assets

    The Company

              The Company will not, in a single transaction or through a series of related transactions directly or indirectly, (x) consolidate with or merge with or into any other Person or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

                  (1)   either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation, limited liability company, partnership, limited liability partnership or similar entity duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture, and the Notes and the Indenture will remain in full force and effect as so supplemented;

                  (2)   immediately after giving effect to such transaction on a pro forma basis (and treating any Debt not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                  (3)   immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (A) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Debt (other than Permitted Debt) under the covenant described under the caption "—Certain Covenants—Limitation on Debt;" or (B) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) would be equal to or greater than such ratio for the Company immediately prior to such transaction;

                  (4)   at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and under the Notes;

                  (5)   at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described under the caption "—Certain Covenants—Limitation on Liens" are complied with;

                  (6)   if the Surviving Entity is not organized as a corporation after such transaction, a Restricted Subsidiary that is a corporation shall be a co-obligor of the Notes pursuant to a supplemental indenture to the Indenture in a form reasonably satisfactory to the Trustee; and

                  (7)   at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect of such transaction comply with the Indenture and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

              An assumption of our obligations under the Notes and the Indenture by any such Persons might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

    The Guarantors

              Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions directly or indirectly, (x) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the

Guarantor and its Restricted Subsidiaries on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

                  (1)   either:

    (a)
    either (x) the Guarantor will be the continuing corporation, in the case of a consolidation or merger involving the Guarantor or (y) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") is duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and, the Indenture and such Guarantee, and the Indenture will remain in full force and effect; or

    (b)
    such consolidation or merger or such sale, assignment, conveyance, transfer, lease or other disposition complies with the covenant described under the caption "—Certain Covenants—Limitation on Sale of Assets;"

                  (2)   immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

                  (3)   at the time of the transaction the Company, such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof (if applicable) comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

              However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with paragraph (d) under the provisions of the covenant described under the caption "—Certain Covenants—Future Guarantees."

              In the event of any transaction (other than a transfer by lease) described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Notes or its Guarantee, as the case may be.

              Clauses (2) and (3) of the paragraph under "—The Company" and clause (2) of the paragraph under "—The Guarantors" shall not apply to (a) any consolidation or merger or sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries, or (b) any consolidation or merger of the Company or any of the Guarantors with or into an Affiliate incorporated in the United States, solely for the purpose of changing the entity's jurisdiction of incorporation or tax status.

              An assumption of the obligations of a Guarantor under its Guarantee by a successor Person might be deemed for U.S. federal income tax purposes to cause an exchange of the Notes for new

Notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

Events of Default

              An Event of Default will occur under the Indenture if:

                  (1)   there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

                  (2)   there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise), whether or not prohibited by the subordination provisions of the Indenture;

                  (3)   (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; or

                      (b)   there shall be a default in the performance or breach of the provisions described under the caption "—Consolidation, Merger, Sale of Assets;"

                  (4)   one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Restricted Subsidiary then has outstanding Debt in excess of $100 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such Debt at its stated final maturity or (b) such default or defaults have resulted in the acceleration of the final stated maturity of such Debt;

                  (5)   any Guarantee by any Significant Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid, or such Significant Restricted Subsidiary, or any Person acting on its behalf, shall deny or disaffirm in writing its obligations under its Guarantee, except to the extent contemplated by the Indenture and any such Guarantee;

                  (6)   one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $100 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), shall be rendered against the Company or any Significant Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (7)   there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

    (i)
    adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent;

    (ii)
    seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law;

    (iii)
    appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties;

    (iv)
    ordering the winding up or liquidation of their respective affairs,

        and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (8)   (a) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

                      (b)   the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

                      (c)   the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

                      (d)   the Company or any Significant Restricted Subsidiary:

      (i)
      consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties,

      (ii)
      makes an assignment for the benefit of creditors,

      (iii)
      admits in writing its inability to pay its debts generally as they become due; or

                      (e)   the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this clause (8).

Result of Events of Default

              If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes). Upon any such declaration, such principal, premium, if any, and interest (1) shall become due and payable immediately or (2) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt of written notice of such declaration by the Company and the Senior Representative with respect to the Credit Agreement. If an Event of Default specified in clause (7) or (8) of the prior paragraph with respect to the Company occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

              After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

  (a)
  the Company has paid or deposited with the Trustee a sum sufficient to pay:

  (1)
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

  (2)
  all overdue interest on all Notes then outstanding,

  (3)
  the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

  (4)
  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

  (b)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (c)
  all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

              No such rescission shall affect any subsequent default or impair any right consequent thereon.

Waiver of Default by Noteholders

              The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Note, which may only be waived with the consent of each holder of Notes affected, or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holders of all Notes affected by such modification or amendment.

Legal Rights of Noteholders

              No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless:

              (1)   the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture;

              (2)   the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

              (3)   the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes.

              Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Notice to the Trustee

              The Company is required to notify the Trustee within five business days of the obtaining knowledge of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No director, officer, employee, stockholder, incorporator or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance

              The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, except for:

  (i)
  the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

  (ii)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (iii)
  the rights, powers, trusts, duties and immunities of the Trustee, and

  (iv)
  the defeasance provisions of the Indenture.

              In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Notes.

              In order to exercise either defeasance or covenant defeasance,

                           (i)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of cash and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the

    Stated Maturity (or on any date after May 15, 2021 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

                          (ii)  in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                        (iii)  in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                         (iv)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (7) or (8) with respect to the Company under the first paragraph under the caption "—Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

                          (v)  such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

                         (vi)  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

                        (vii)  the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Notes would be considered an insider of the Company under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                       (viii)  the Company shall have delivered to the Trustee an officer's certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

                         (ix)  no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

                          (x)  the Company will have delivered to the Trustee an officer's certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Modifications and Amendments

    With Noteholder Consent

              Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

                           (i)  change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); provided that any amendment to the minimum notice requirement for a redemption of some or all of the Notes may be made with the consent of the holders of a majority in aggregate principal amount of then outstanding notes;

                          (ii)  reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

                        (iii)  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

                         (iv)  except as otherwise permitted under the caption "—Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture;

                          (v)  amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee; or

                         (vi)  after the Company's obligation to purchase Notes arises under the Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption "—Purchase of Notes Upon a Change of Control" or make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with the covenant described under the caption "—Certain Covenants—Limitation on Sale of Assets," including, in each case, amending, changing or modifying any definitions related thereto, but only to the extent such definitions relate thereto.

    Without Noteholder Consent

              Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify or amend the Indenture:

                  (a)   to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Notes and in any Guarantee in accordance with the covenant described under the caption "—Consolidation, Merger, Sale of Assets;"

                  (b)   to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

                  (c)   to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee;

                  (d)   to make any change that would provide any additional rights or benefits to the holders of the Notes;

                  (e)   to make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes in any material respect;

                  (f)    to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

                  (g)   to add a Guarantor under the Indenture;

                  (h)   to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

                  (i)    to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise;

                  (j)    to provide for the issuance of additional Notes under the Indenture in accordance with the limitations set forth in the Indenture;

                  (k)   to comply with the rules of any applicable securities depositary; or

                  (l)    to conform the text of the Indenture or the Notes to any provision of this "Description of Notes" section of this prospectus supplement.

              The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

              No amendment, modification or waiver of the Indenture shall adversely affect the rights of any holder of Senior Debt or Senior Guarantor Debt under the subordination provisions of the Indenture without the consent of such holder.

Satisfaction and Discharge

              The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when:

                  (a)   either (i) all such Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not previously delivered to the Trustee for cancellation:

                      (x)   have become due and payable by reason of the mailing of a notice or redemption or otherwise,

                      (y)   will become due and payable at their Stated Maturity within one year, or

                      (z)   have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company;

    and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge, or U.S. Government Obligations, maturing as to principal and paying interest in such amounts and at such times as will insure availability of cash sufficient to pay and discharge, the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Notes at such Maturity, Stated Maturity or redemption date;

                  (b)   the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

                  (c)   the Company has delivered to the Trustee an officer's certificate and an opinion of independent counsel reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture (other than that resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (except for such agreements or instruments which will be terminated or otherwise discharged substantially contemporaneously with, other than with respect to notice provisions, such deposit).

Governing Law

              The Indenture, the Notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

              The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.

              The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

              "Acquired Debt" means Debt of a Person:

                  (1)   existing at the time such Person becomes a Restricted Subsidiary, or

                  (2)   assumed in connection with the acquisition of assets from such Person,

              in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be and is not recourse to any Person or assets other than such Person or its assets (including its Subsidiaries and their assets).

              Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

              "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

                  (1)   1.0% of the principal amount of such Note; and

                  (2)   the excess, if any, of:

                      (a)   the present value at such redemption date of (i) the redemption price of such Note at May 15, 2021 (such redemption price being set forth in the table appearing above under "Optional Redemption"), plus (ii) all scheduled interest payments due on such Note from the redemption date through May 15, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over

                      (b)   the principal amount of such Note.

              "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

                  (1)   any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

                  (2)   all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3)   any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

              For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets:

                  (A)  that is governed by the provisions described under the caption "—Consolidation, Merger, Sale of Assets,"

                  (B)  that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture,

                  (C)  that is of obsolete or unusable equipment or assets that are not useful in the business,

                  (D)  that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

                  (E)  arising from foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture,

                  (F)  the Fair Market Value of which in the aggregate does not exceed $15 million in any transaction or series of related transactions,

                  (G)  that consists of any Permitted Investment or any Restricted Payment permitted under the caption "Certain Covenants—Limitation on Restricted Payments,"

                  (H)  that constitutes a "Change of Control,"

                  (I)   that is of cash or Cash Equivalents,

                  (J)   that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary,

                  (K)  arising from any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale and leaseback transaction or asset securitization.

              "Average Life to Stated Maturity" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

              "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

              "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

              "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person's capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Debt), the issuing Person and any rights, warrants or options exchangeable for or convertible into such Capital Stock (other than debt securities convertible into Capital Stock).

              "Cash Equivalent" means:

                  (1)   United States Dollars or such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

                  (2)   any evidence of Debt, maturing not more than one year after the date of acquisition (unless such securities are deposited to defease or satisfy and discharge any Debt), issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

                  (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

                  (4)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (5)   any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million or a non-U.S. bank having capital and surplus in excess of $100 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (6)   in the case of any investment by a Foreign Subsidiary or investments made in a country outside the United States of America, "Cash Equivalents" will also include (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof) and (B) investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including, without limitation, any deposit with a bank that is a lender to such Foreign Subsidiary;

                  (7)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above; and

                  (8)   shares of money market mutual funds within the definition of Rule 2a-7 issued by the Commission under the Investment Company Act of 1940.

              "Change of Control" means the occurrence of any of the following events:

                  (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company, any of its subsidiaries, any of its employee benefit plans, any of the Permitted Holders or any holding company which owns, directly or indirectly, 100% of the Voting Stock of the Company (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of Voting Stock of the Company;

                  (2)   the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person (other than a direct or indirect wholly owned subsidiary of the Company), other than:

                      (a)   any transaction pursuant to which holders of the Company's capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of (i) the continuing or surviving person immediately after the transaction or (ii) any holding company which owns, directly or indirectly, 100% of the Voting Stock of the continuing or surviving person immediately after the transaction (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company); or

                      (b)   any merger solely for the purpose of changing the Company's jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

                  (3)   during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the board of directors of the Company (together with any new directors whose election to such board of directors, or whose nomination for election by stockholders, was approved by one or more Permitted Holders or by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the board of directors of the Company then in office; or

                  (4)   the Company approves a plan of liquidation or dissolution.

              Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

              "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

              "Common Stock" means the Company's voting common stock, par value $0.0001, or any successor common stock thereto.

              "Company" means Penske Automotive Group, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

              "Consolidated Equity" of any Person means (a) the Consolidated Tangible Assets of such Person, less (b) the amount of any Debt of such Person incurred pursuant to a Floor Plan Facility.

              "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of:

                  (a)   the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, less all noncash items increasing Consolidated Net Income for such period in any prior period to

                  (b)   the sum of Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person during such period,

in each case after giving pro forma effect to:

                           (i)  the incurrence of the Debt giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred, and the application of such proceeds occurred, on the first day of such period;

                          (ii)  the incurrence, repayment or retirement of any other Debt by the Company and its Restricted Subsidiaries since the first day of such period as if such Debt was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

                        (iii)  in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Debt, the related acquisition (and any Consolidated Net Income (Loss) of such Person), assuming such acquisition had been consummated on the first day of such period; and

                         (iv)  any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets (including the Consolidated Net Income (Loss) of such Person), whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Debt, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period, including giving effect to any Pro Forma Cost Savings;

provided that

                           (i)  in making such computation, the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

                          (ii)  in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

              "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

              "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of

                  (a)   the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,

                      (1)   amortization of debt discount,

                      (2)   the net cash costs paid under Interest Rate Agreements (including amortization of discounts),

                      (3)   the interest portion of any deferred payment obligation,

                      (4)   all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

                      (5)   accrued interest, plus

                  (b)   (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (2) all capitalized interest of such Person and its Restricted Subsidiaries, plus

                  (c)   the interest expense under any Debt guaranteed by such Person and any Restricted Subsidiary to the extent not included under clause (a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs, plus

                  (d)   dividend requirements of the Company and the Restricted Subsidiaries with respect to Redeemable Capital Stock, and with respect to Preferred Stock of Restricted Subsidiaries, in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than any Preferred Stock or Redeemable Capital Stock) of the Company or any Restricted Subsidiary).

              "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

                  (1)   all extraordinary, non-recurring or unusual gains or losses net of taxes (less all fees and expenses relating thereto),

                  (2)   the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

                  (3)   any impairment charge or asset write-off pursuant to Accounting Standards Codification ("ASC") Topic 350 and ASC Topic 360 and the amortization of intangibles arising pursuant to ASC Topic 350,

                  (4)   any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

                  (5)   the cumulative effect of a change in accounting principles,

                  (6)   gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

                  (7)   solely for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

                  (8)   non-cash gains and losses due solely to fluctuations in currency values or unrealized gains and losses with respect to hedging obligations or other derivative instruments pursuant to ASC Topic 815 or otherwise,

                  (9)   any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards,

                  (10) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date,

                  (11) the amortization or write-off of deferred financing fees and any expenses of bridge or other financing fees,

                  (12) any net gain arising from the acquisition of any securities or extinguishment under GAAP of any Debt of such Person, and

                  (13) any gain or loss, net of taxes, attributable to disposed, abandoned, transferred or closed assets or operations and any gain or loss, net of taxes, on disposal of disposed, abandoned, transferred or closed assets or operations (including, without limitation, assets or operations disposed of during such period).

              For the sake of clarity, (x) any amounts restated for discontinued operations in the Company's consolidated financial statements shall not be recalculated under this definition and (y) any gain or loss, net of taxes, attributable to discontinued operations and any gain or loss, net of taxes, on disposal of discontinued operations (including, without limitation, operations disposed of during such period) shall be excluded from the calculation of Consolidated Net Income.

              "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

              "Consolidated Tangible Assets" of any Person means (a) all the Consolidated Total Assets of such Person, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

              "Consolidated Total Assets" of any Person means all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

              "Consolidated Total Leverage Ratio" means, as of any date with respect to any Person, the ratio of:

                  (1)   the aggregate amount of Debt of such Person and its Restricted Subsidiaries on a Consolidated basis outstanding on such date; to

                  (2)   the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash changes of such Person and its Restricted Subsidiaries on a Consolidated basis, less all non-cash items increasing Consolidated Net Income (Loss), in each case for such Person's most recent four full fiscal quarters for which financial statements are available immediately preceding such date taken as one period.

    The Consolidated Total Leverage Ratio shall be calculated in a manner consistent with the definition of "Consolidated Fixed Charge Coverage Ratio", including any related pro forma adjustments.

              "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

              "Credit Agreement" means the Fifth Amended and Restated Credit Agreement, dated as of May 1, 2015, among the Company, various financial institutions and Mercedes-Benz Financial Services USA LLC as agent for the lenders, as amended, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

              "Credit Facility" means one or more debt facilities (including, without limitation, the Credit Agreement and the U.K. Credit Agreement), financings, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes or letters of credit, bank products or other debt obligations and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, renewed, refunded, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Debt under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party.

              "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

              "Debt" means, with respect to any Person, without duplication,

                  (1)   all debt of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

                  (2)   all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

                  (3)   all debt created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

                  (4)   all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

                  (5)   all Capital Lease Obligations of such Person,

                  (6)   all Debt referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt,

                  (7)   to the extent not otherwise included, any guarantee, other than by endorsement for collection or deposit in the ordinary course of business, of all or any part of any Debt of another Person,

                  (8)   all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

                  (9)   Preferred Stock of any Restricted Subsidiary of such Person which is not a Guarantor, and

                  (10) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (9) above.

              For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

              For the sake of clarity, "Debt" shall not include (x) any operating lease or residual liabilities or guarantees with respect to such operating lease or property subject to such operating lease, any sublease or any assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party), (y) any obligation, commitment, liability or payment made in connection with the purchase or sale of installment contracts or leases involving vehicles to financial institutions, or any guarantee in respect thereof, in each case, arising in the ordinary course of any business of the Company or any of its Restricted Subsidiaries, or (z) any obligation, commitment, liability or payment made in connection with the purchase or repurchase of inventory, vehicles, vehicle parts and/or supplies or signage (or the residual value related to any of the foregoing), or any guarantee in respect thereof, in each case, to the extent required by or arising from any law or regulation or in the ordinary course of any distribution business of the Company or any of its Restricted Subsidiaries.

              "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

              "Designated Noncash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer's certificate delivered to the Trustee, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed $35 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

              "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

              "Domestic Subsidiary" means any Restricted Subsidiary that is not a Foreign Subsidiary.

              "Equity Offering" means an offering by the Company of its common stock, Preferred Stock (other than Redeemable Capital Stock) or options, warrants or rights with respect to its common stock or Preferred Stock (other than Redeemable Capital Stock) (other than offerings registered on Form S-8 or issuances to a Subsidiary of the Company).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

              "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the board of directors of the Company, whose determination will be conclusive for all purposes under the Indenture.

              "Floor Plan Facility" means an agreement from Ally Financial, Inc., Ally Bank, BMW Financial Services NA, LLC, Ford Motor Credit Company LLC, Toyota Motor Credit Corporation, World Omni Financial Corp., American Honda Finance Corporation, U.S. Bank National Association, First Hawaiian Bank, VW Credit, Inc., Nissan Motor Acceptance Corporation, Mercedes-Benz Financial Services USA LLC or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Debt substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts, supplies or other inventory, to be sold or otherwise used in the ordinary course of business of the Company and its Restricted Subsidiaries.

              "Foreign Subsidiary" means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

              "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise on the date of the Indenture.

              "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

              "Guarantor" means any Subsidiary which is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a guarantee of the Notes pursuant to the covenant described under the caption "—Certain Covenants—Future Guarantees" until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

              "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture and the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

              "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

              "Inventory Facility" means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Debt, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts, supplies, or other inventory to be sold or otherwise used in the ordinary course of business of the Company and its Restricted Subsidiaries.

              "Investment" means, with respect to any Person, directly or indirectly, any advance, loan, or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed. For the sake of clarity, "Investment" shall not include (x) any guarantee with respect to an operating lease or property subject to such operating lease, sublease or assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party), (y) any guarantee of an obligation, commitment, liability or payment made in connection with the purchase or sale of installment contracts or leases involving vehicles to financial institutions, in each case, arising in the ordinary course of any business of the Company or any of its Restricted Subsidiaries, or (z) any guarantee of an obligation, commitment, liability or payment made in connection with the purchase or repurchase of inventory, vehicles, vehicle parts and/or supplies or signage (or the residual value related to any of the foregoing), in each case, to the extent required by or arising from any law or regulation or in the ordinary course of any distribution business of the Company or any of its Restricted Subsidiaries.

              "Issue Date" means May 25, 2016.

              "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. For the sake of clarity, "Lien" shall not include any operating lease or residual liabilities or guarantees with respect to such operating lease or property subject to such operating lease, any sublease or any assigned leasehold or any payments in connection therewith

(including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party).

              "Manufacturer" means a vehicle manufacturer or other manufacturer which is a party to an agreement with the Company or any Restricted Subsidiary.

              "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as provided in the Notes or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption or purchase date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

              "Moody's" means Moody's Investors Service, Inc., and any successor to the rating agency business thereto.

              "Net Cash Proceeds" means

              (a)   with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including by way of sale or discounting of a note, installment receivable or other receivable (but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets), including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

                  (1)   brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

                  (2)   provisions for all taxes payable as a result of such Asset Sale,

                  (3)   payments made to retire Debt where payment of such Debt is secured by the assets or properties the subject of such Asset Sale,

                  (4)   amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

                  (5)   appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officer's certificate, and

              (b)   with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under the caption "—Certain Covenants—Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

              "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary that is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by an officer's certificate of the Company delivered to the Trustee.

              "Pari Passu Debt" means (a) any Debt of the Company that is pari passu in right of payment to the Notes, including, without limitation, the 5.75% Notes and the 5.375% Notes, and (b) with respect to any Guarantee, Debt which ranks pari passu in right of payment to such Guarantee, including, without limitation, the Guarantees with respect to the 5.75% Notes and the 5.375% Notes.

              "Permitted Holders" means:

                  (1)   Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives;

                  (2)   immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives;

                  (3)   trusts or other entities created for the benefit of any of the persons listed in (1) or (2) above or for the benefit of a trust covered by this clause (3);

                  (4)   any of Penske Capital Partners LLC, International Motor Car Group I LLC, International Motor Car Group II LLC, Penske Corporation, Penske Automotive Holdings Corp., Transportation Resource Partners, LP, Transportation Resource Partners III, LP, Penske Truck Leasing Co., L.P., LJ VP Holdings LLC and their respective subsidiaries, in each case so long as the persons or entities covered by clauses (1), (2) or (3), directly or indirectly, control such entities;

                  (5)   entities that are, directly or indirectly, controlled by any of the persons or entities listed in clauses (1) through (4) above; and

                  (6)   Mitsui & Co., U.S.A., Inc. and Mitsui & Co., Ltd. and any of their affiliates.

              For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Permitted Investment" means:

                  (1)   Investments in the Company or in a Restricted Subsidiary of the Company;

                  (2)   Investments in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

                  (3)   Debt of the Company or a Restricted Subsidiary described under clauses (1), (2), (5), (6), (7) and (8) of the definition of "Permitted Debt;"

                  (4)   Investments in any of the Notes;

                  (5)   Investments in cash and Cash Equivalents;

                  (6)   Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under the caption "—Certain Covenants—Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

                  (7)   any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Unrestricted Subsidiary;

                  (8)   Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary;

                  (9)   prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

                  (10) Investments in existence on the Issue Date and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced;

                  (11) Investments in Unrestricted Subsidiaries and joint ventures, not to exceed 7.5% of the Company's Consolidated Total Assets at any one time outstanding;

                  (12) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

                  (13) Investments acquired with the Net Cash Proceeds received by the Company after the date of the Indenture from the issuance and sale of Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant described under the caption "—Certain Covenants—Limitation on Restricted Payments;"

                  (14) Investments acquired in connection with (and not created in anticipation of) an acquisition otherwise permitted by the Indenture;

                  (15) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

                  (16) any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (17) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business;

                  (18) guarantees of Debt of the Company or any Restricted Subsidiary which Debt is permitted under the covenant described under the caption "—Certain Covenants—Limitation on Debt;" and

                  (19) in addition to the Investments described in clauses (1) through (18) above, Investments in an amount not to exceed 7.5% of Consolidated Tangible Assets.

              In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

              "Permitted Junior Payment" means any payment or other distribution to the holders of the Notes of securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Debt, to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.

              "Permitted Liens" means, with respect to any Person:

                  (1)   Liens securing any Debt which became Debt pursuant to a transaction permitted under the caption "—Consolidation, Merger, Sale of Assets" or securing Acquired Debt which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of the covenant described under the caption "—Certain Covenants—Limitation on Debt;"

                  (2)   Liens securing Debt in the aggregate amount outstanding at any time not to exceed 1% of the Company's Consolidated Tangible Assets;

                  (3)   Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (4)   Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

                  (5)   Liens under the Company's joint collateral accounts, concentration accounts, deposit accounts or other funds maintained with a depositary institution or bank; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations issued by the Federal Reserve Board;

                  (6)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (7)   encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (8)   leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (9)   Liens existing on the Issue Date;

                  (10) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

                  (11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; and

                  (12) Liens securing Debt incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

              "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

              "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

              "Pro Forma Cost Savings" means, with respect to any period, the reductions in costs that (1) occurred during the period that are attributable to an asset or stock acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith with respect to the Company or any Restricted Subsidiary and the business that was the subject of any such asset or stock acquisition within twelve months of the date of the asset or stock acquisition and that are quantifiable, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental cash expenses incurred or to be incurred during the period in order to achieve such reduction in costs.

              "Purchase Money Obligation" means any Debt secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date of the Notes; provided that

                  (1)   the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

                  (2)   at no time shall the aggregate principal amount of the outstanding Debt secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Debt, and

                  (3)   (A) the aggregate outstanding principal amount of Debt secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Company of the assets subject to such purchase or construction, or

                      (B)  the Debt secured thereby shall be with recourse solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

              "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

              "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,

                  (1)   is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the principal of the Notes,

                  (2)   is redeemable at the option of the holder of such Capital Stock at any time prior to the final Stated Maturity of the principal of the Notes (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), or

                  (3)   is convertible into or exchangeable for debt securities at any time prior to the final Stated Maturity of the principal of the Notes at the option of the holder of such Capital Stock.

              "Reference Date" means March 18, 2002.

              "Replacement Assets" means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related, complementary, similar, incidental, supplemental or ancillary thereto, or a reasonable extension, development or expansion thereof.

              "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the Indenture.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

              "Securities Act" means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations promulgated by the Commission under that act.

              "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

              "Stated Maturity" means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

              "Subordinated Debt" means Debt of the Company or a Guarantor that is subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

              "Subsidiary" of a Person means:

                  (1)   any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

                  (2)   any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

                  (3)   any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.

              "Treasury Rate" means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2021; provided, however, that if the period from such redemption date to May 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be obtained by the Company.

              "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

              "U.K. Credit Agreement" means the amended and restated credit agreement, dated April 2, 2015, by and among the Company's U.K. subsidiaries, Royal Bank of Scotland plc and BMW Financial Services (GB) Limited , as such agreement, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Company (a "Designation") and (ii) any Subsidiary of an Unrestricted Subsidiary.

              The board of directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary only if such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; provided that:

                  (a)   no Default has occurred and is continuing or would occur as a consequence thereof;

                  (b)   the Company could incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of the "Limitation on Debt" covenant;

                  (c)   either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such Designation would be permitted under the "Limitation on Restricted Payments" covenant, treating the Fair Market Value of the Company's Investments in such Subsidiary on such date as an Investment at the time of such Designation ("Designation Amounts"); and

                  (d)   such Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Subsidiary shall be deemed a Restricted Payment.

              Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the board of directors giving effect to such designation and an officers' certificate certifying that such designation complies with the preceding conditions.

              The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

                  (a)   no Default has occurred and is continuing at the time of and after giving effect to such redesignation; and

                  (b)   all Debt of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture and shall be deemed an incurrence at such time.

              "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

              "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

              The notes will be issued only in fully registered form, without interest coupons. The notes will be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The notes will not be issued in bearer form. The notes sold in this offering will be issued only against payment in immediately available funds.

Global Notes

              The notes will be issued in the form of one or more registered notes in global form, without interest coupons (the "Global Notes").

              Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

              Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

              Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Exchanges among Global Notes

              Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Book-entry Procedures for Global Notes

              All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

              So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture governing the notes. Except as provided below, owners of beneficial interests in a Global Note:

  •
  will not be entitled to have notes represented by the Global Note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

              As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

              The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

              Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee or paying agent in U.S. dollars to DTC's nominee, as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

              Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

              Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

              Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant's account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

              DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below and the conversion of notes) only at the direction of one or more participants to whose account with DTC, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Certificated Notes

              Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 120 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  an event of default shall have occurred and be continuing with respect to the notes and the trustee has received a written request from DTC to issue the notes in certificated form.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of the notes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a note that holds the note as a capital asset (generally, investment property), and you acquire the note in this offering for a price equal to the "issue price" of the notes (i.e., generally the first price at which a substantial amount of the notes is sold for money, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this summary does not deal with special tax situations such as:

  •
  dealers in securities or currencies;

  •
  traders in securities;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain U.S. expatriates;

  •
  financial institutions;

  •
  insurance companies;

  •
  controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities;

  •
  persons that acquire the notes for a price other than their issue price; and

  •
  persons that are members of an "expanded group" or a "modified expanded group" within the meaning of Proposed Treasury Regulations Section 1.385-1 of which the Issuer is also a member.

              If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal tax purposes) holding notes, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level, and you should consult your own tax advisor regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

              This summary is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of notes as set forth in this summary. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. Before you purchase the notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

U. S. Holders

              The following summary applies to you only if you are a U.S. Holder. A "U.S. Holder" is a beneficial owner of a note or notes that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

Payments of Interest

              Stated interest on your notes will be taxed as ordinary interest income. In addition:

  •
  if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

  •
  if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

              If the notes are issued with original issue discount ("OID"), you must accrue the OID into income on a constant yield to maturity basis before you receive any cash payment attributable to such OID and regardless of your method of accounting for U.S. federal income tax purposes. The notes will be issued with OID if their stated redemption price exceeds their issue price by an amount equal to or greater than 0.25% multiplied by the number of complete years to maturity. The amount of OID will equal the amount by which the stated redemption price at maturity exceeds the issue price. The stated redemption price at maturity is the sum of all payments due on a note other than payments of stated interest. The redemption premium that the Issuer must pay on a change of control event is not part of the stated redemption price because the Issuer intends to take the position that it is significantly more likely than not that a change in control event will not occur, however, no assurance can be given that the Internal Revenue Service (the "IRS") will not assert a contrary position. If the IRS were successfully to assert a contrary position, the notes could be treated as contingent payment debt instruments ("CPDIs") for U.S. federal income tax purposes. If the notes are treated as CPDIs, all stated interest received by you would be treated as OID, you might be required to accrue income on the notes in excess of stated interest and gain realized by you on the sale, redemption, retirement or other taxable disposition of the notes would be treated as ordinary income. You should consult your own tax advisors regarding the treatment of the notes as CPDIs.

              If you are a non-corporate U.S. Holder whose income exceeds certain thresholds, interest received generally will be includable in "net investment income" for purposes of the 3.8% Medicare contribution surtax on net investment income.

Sale or Other Disposition of Notes

              Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

  •
  the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income, to the extent not previously included in gross income, in the manner described under "—Payments of Interest"); and

  •
  your tax basis in the notes.

              Your tax basis in your notes generally will be their cost reduced by any payments on the notes other than stated interest payments.

              Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder (including an individual), your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.

              If you are a non-corporate U.S. Holder whose income exceeds certain thresholds, gain or loss realized on the disposition of notes generally will be includable in "net investment income" for purposes of the 3.8% Medicare contribution surtax on net investment income.

Backup Withholding and Information Reporting

              In general, information reporting requirements apply to payments to a non-corporate U.S. Holder of interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes.

              In general, "backup withholding" (currently at a rate of 28%) may apply:

  •
  to any payments made to you of principal of and interest on your note, and

  •
  to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your note,

if you are a non-corporate U.S. Holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

              Backup withholding is not an additional tax and may be credited against your U.S. federal income tax liability, provided that correct information is timely provided to the IRS.

Non-U.S. Holders

              The following summary applies to you if you are a beneficial owner of a note and you are neither a U.S. Holder (as defined above) nor a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) (a "non-U.S. Holder").

U.S. Federal Withholding Tax

              Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the "portfolio interest" exception of the Code, provided that in the case of interest:

  •
  you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

  •
  you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

  •
  you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

  •
  such interest is not effectively connected with your conduct of a trade or business within the United States (or if an income tax treaty applies, is not attributable to a United States "permanent establishment" maintained by you); and

  •
  you provide a signed written statement, on a properly completed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States Person within the meaning of the Code and providing your name and address to:

  (A)
  us or our paying agent; or

  (B)
  a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

              The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

              If you cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States, or (2) IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

U.S. Federal Income Tax

              Except for the possible application of U.S. federal withholding tax (see "—U.S. Federal Withholding Tax" above), backup withholding tax (see "—Backup Withholding and Information Reporting" below), and FATCA withholding tax (see "—Foreign Account Tax Compliance Act" below), you generally will not have to pay U.S. federal income tax on payments of principal of and interest on your notes, or on any gain realized from (or accrued interest treated as received in connection with) the sale, redemption, retirement at maturity or other taxable disposition of your notes unless:

  •
  in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the "portfolio interest" exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

  •
  in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U. S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

  •
  the interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States "permanent establishment" maintained by you.

              If you are engaged in a trade or business within the United States, and interest or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States "permanent establishment" maintained by you), the interest or gain generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a non-U.S. corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.

Backup Withholding and Information Reporting

              Under current Treasury regulations, backup withholding and information reporting will not apply to payments made on the notes to you if you have provided to the applicable withholding agent the required certification that you are not a United States Person as described in "Non-U.S. Holders—U.S. Federal Withholding Tax" above, and provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States Person. However, the applicable withholding agent may be required to report to the IRS and you payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

              The gross proceeds from the disposition of your notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding tax (currently at a rate of 28%). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that is a United States Person (as defined in the Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States Person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying that you are not a United States Person or you otherwise establish an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States Person or that the conditions of any other exemption are not, in fact, satisfied.

              You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Foreign Account Tax Compliance Act

              Under the provisions of the Code referred to as FATCA, additional U.S. withholding tax may apply to certain types of payments made to "foreign financial institutions," as specially defined under such rules, and certain other non-U.S. entities (including in circumstances where the foreign financial institution or non-U.S. entity is acting as an intermediary). The legislation imposes a 30% withholding tax on interest on, or gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. The legislation will apply to payments of interest on the notes and, after December 31, 2018, to gross proceeds from the sale or other disposition of notes. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us, the guarantors and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$200,000,000
J.P. Morgan Securities LLC	125,000,000
Wells Fargo Securities, LLC	75,000,000
RBS Securities Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000

Total	$500,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If the underwriters default, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or he underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

              You should be aware that the law and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the notes to the public at the offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

              The expenses of the offering, not including the underwriting discount, are estimated at approximately $1.9 million and are payable by us.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.

We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sale of Similar Securities

              We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, subject to certain exceptions.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

              We expect that delivery of the notes will be made against payment therefor on or about May 25, 2016, which will be the tenth business day following the date of this prospectus supplement (such settlement being referred to as "T+10"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days, will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next six succeeding business days should consult their advisors.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and financial advisory services in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, Citizens Bank National Association is a party to a relationship agreement with RBS Securities Inc., an underwriter in this offering, and may receive a referral fee from RBS Securities Inc. in connection therewith.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates that have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain others of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

              The notes may be sold only to purchasers in the provinces of Alberta, British Colombia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsections 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

              This prospectus supplement has been prepared on the basis that all offers of notes will be made pursuant to an exemption under the Prospectus Directive, as amended, as implemented in member states of the European Economic Area ("EEA"), from the requirement to produce a prospectus for offers of the notes. Accordingly, any person making or intending to make any offer within the EEA of the notes which are subject of the offering contemplated in this prospectus supplement must only do so in circumstances in which no obligation arises for the Company or any of the underwriters to produce a prospectus for such offer. Neither the Company nor any underwriter has authorized, nor do they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement. The expression "Prospectus Directive" means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 (as

amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State (as defined below).

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of the notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              For the purpose of the above provision, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as such expression may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

              Each subscriber for or purchaser of the notes in the offering located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive. The Company, its representatives and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

              The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made thereunder.

Notice to Prospective Investors in Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debenture and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

              The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

              The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on- sale restrictions.

              This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

              The validity of the notes being offered by this prospectus supplement will be passed upon for us by Freshfields Bruckhaus Deringer US LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. Our filings with the Commission are available to the public on the Commission's website at www.sec.gov. Those filings are also available to the public free of charge on our corporate website at www.penskeautomotive.com. The information contained on our corporate website is not part of or incorporated into this prospectus. You may also read and copy, at Commission prescribed rates, any document we file with the Commission, at the Commission's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the Commission at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              We can disclose important information to you by referring to another document filed separately with the Commission. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information incorporated by reference from earlier documents is superseded by the information set forth in this prospectus supplement and by information incorporated by reference from more recent documents. Any statement so superseded shall not be deemed to constitute a part of this prospectus supplement. Specifically, we incorporate by reference (except to the extent the information contained therein has been updated or superseded by the information contained in this prospectus supplement):

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 25, 2016.

  2.
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on April 27, 2016.

  2.
  The portions of our definitive proxy statement filed on March 11, 2016 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

  3.
  Our Current Reports on Form 8-K filed on January 28, 2016 and May 10, 2016.

  4.
  All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of the offering of the notes offered by this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed "filed" with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

              We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus supplement to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Corporate Secretary
Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
(248) 648-2500

              You should rely only on the information contained in this prospectus supplement directly or incorporated by reference. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the applicable contract or other document, and each such statement is qualified in all respects by such reference.

PROSPECTUS

Penske Automotive Group, Inc.

Debt Securities
Preferred Stock
Common Stock
Warrants

              We may use this prospectus from time to time to offer debt securities, shares of our preferred stock, shares of our common stock or warrants to purchase our debt securities, preferred stock or common stock. Any or all of the securities may be offered and sold separately or together.

              In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of common stock or preferred stock, warrants or other securities. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

              We and/or selling securityholders may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries on terms to be determined at the time of the offering. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. The specific terms of these securities, and the manner in which these securities will be offered, will be provided in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Information in this prospectus will be deemed modified or superseded by an accompanying prospectus supplement or other offering materials. You should carefully read this prospectus and any prospectus supplement before you invest.

              Our common stock is listed on the New York Stock Exchange under the symbol "PAG." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

              For a discussion of factors that you should consider before you invest in our securities, see "Risk Factors" on page 2 of this prospectus.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2014.

ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings, and certain selling securityholders to be identified in a prospectus supplement may sell, from time to time, shares of our common stock or preferred stock, warrants or other securities. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time we and/or selling securityholders sell securities, a prospectus supplement will be provided that contains specific information about the terms of that offering and the specific manner in which such securities may be offered. The prospectus supplement may also add to, update or change information contained in or incorporated by reference into this prospectus. To the extent that any statement made in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to our securities described in the prospectus supplement or other offering material. You should read both this prospectus and any prospectus supplement, together with additional information described under "Documents Incorporated by Reference into this Prospectus" and "Where You Can Find More Information" elsewhere in this prospectus before making an investment decision.

              This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information" elsewhere in this prospectus.

i

              The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's web site (www.sec.gov) or at the SEC's offices mentioned under the heading "Where You Can Find More Information" elsewhere in this prospectus.

              You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

              This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement or other offering material.

              As used in this prospectus, the terms the "Company," "Penske Automotive" "we," "us," and "our" may, depending upon the context, refer to Penske Automotive Group, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

              Certain statements in this prospectus or the documents incorporated by reference into this prospectus constitute "forward-looking statements" as that term is defined under Section 21E of the Securities Exchange Act of 1934, as amended, concerning, among other things, the prospects and developments of our Company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus and the documents incorporated by reference into this prospectus. They are identified as "forward-looking statements" or by their use of terms (and variations thereof) such as "will," "may," "can," "anticipate," "intend," "continue," "estimate," "expect," "plan," "should," "outlook," "believe" and "seek," and similar terms (and variations thereof) and phrases.

              Forward-looking statements include statements regarding our current plans, forecasts, estimates, beliefs or expectations, including, without limitation, statements with respect to:

  •
  our future financial and operating performance;

  •
  future acquisitions and dispositions;

  •
  future potential capital expenditures and securities repurchases;

  •
  our ability to realize cost savings and synergies;

  •
  our ability to respond to economic cycles;

  •
  trends in the automotive retail industry and in the general economy in the various countries in which we operate;

  •
  our ability to access the remaining availability under our credit agreements;

  •
  our liquidity;

  •
  performance of joint ventures, including Penske Truck Leasing ("PTL");

  •
  future foreign exchange rates;

  •
  the outcome of various legal proceedings;

  •
  results of self insurance plans;

  •
  trends affecting our future financial condition or results of operations; and

  •
  our business strategy.

              Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions that we make, including among other things, the factors that are described in "Risk Factors" and:

  •
  our business and the automotive retail industry in general are susceptible to adverse economic conditions, including changes in interest rates, foreign exchange rates, consumer demand, consumer confidence, fuel prices, unemployment rates and credit availability;

  •
  the number of new and used vehicles sold in our markets;

  •
  automobile manufacturers exercise significant control over our operations, and we depend on them and continuation of our franchise agreements in order to operate our business;

  •
  we depend on the success, popularity and availability of the brands we sell, and adverse conditions affecting one or more automobile manufacturers, including the adverse impact on the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles and parts to us, may negatively impact our revenues and profitability;

  •
  a restructuring of any significant automotive manufacturers or automotive suppliers;

  •
  our operations may be affected by severe weather or other periodic business interruptions;

  •
  we have substantial risk of loss not covered by insurance;

  •
  we may not be able to satisfy our capital requirements for acquisitions, dealership renovation projects, financing the purchase of our inventory, or refinancing of our debt when it becomes due;

  •
  the success of our commercial vehicle distribution operations depends upon continued availability of the vehicles we distribute, demand for those vehicles and general economic conditions in those markets;

  •
  our level of indebtedness may limit our ability to obtain financing generally and may require that a significant portion of our cash flow be used for debt service;

  •
  higher interest rates may significantly increase our variable rate interest costs and, because many customers finance their vehicle purchases, decrease vehicle sales;

  •
  non-compliance with the financial ratios and other covenants under our credit agreements and operating leases;

  •
  our operations outside of the U.S. subject our profitability to fluctuations relating to changes in foreign currency valuations;

  •
  import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably;

  •
  with respect to our PTL investment, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTL's asset utilization rates and industry competition which could impact distributions to us;

  •
  with respect to our Hertz rental car operations, we are subject to residual risk on the rental vehicles and the risk that a substantial number of the rental vehicles may be unavailable due to recall or other reasons;

  •
  we are dependent on continued availability of our information technology systems;

  •
  if we lose key personnel, especially our Chief Executive Officer, or are unable to attract additional qualified personnel;

  •
  new or enhanced regulations relating to automobile dealerships including those that may be issued by the Consumer Finance Protection Bureau restricting automotive financing;

  •
  changes in tax, financial or regulatory rules or requirements;

  •
  we are subject to numerous legal and administrative proceedings which, if the outcomes are adverse to us, could have a material adverse effect on our business;

  •
  if state dealer laws in the U.S. are repealed or weakened, our automotive dealerships may be subject to increased competition and may be more susceptible to termination, non-renewal or renegotiation of their franchise agreements; and

  •
  some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests.

              In addition:

  •
  the price of our common stock is subject to substantial fluctuation, which may be unrelated to our performance; and

  •
  shares eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well.

              We urge you to carefully consider these risk factors in evaluating all forward-looking statements regarding our business and you are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference herein. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

              You should be aware that any forward-looking statement made by us in this prospectus or in the documents incorporated by reference into this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update or revise these forward-looking statements. In light of these risks and uncertainties, you should keep in mind that any scenarios or results contained in any forward-looking statement made in this prospectus or elsewhere might not occur.

    Manufacturer disclaimer

              No domestic or foreign manufacturer or distributor or any of their affiliates has been involved, directly or indirectly, in the preparation of this prospectus or the registration statement of which this prospectus forms a part. No automobile manufacturer or distributor or any of their affiliates has made or been authorized to make any statements or representations in connection with this prospectus, no manufacturer or distributor or any of their affiliates has provided any information or materials that were used in connection with the prospectus, and no automobile manufacturer or distributor or any of their affiliates has any responsibility for the accuracy or completeness of this prospectus or for the registration statement of which this prospectus forms a part.

 DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

              We file annual, quarterly and current reports and other information with the SEC. See "Where You Can Find More Information." We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. The SEC allows us to incorporate by reference the information we file with it into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC.

              The following documents are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  Our Current Reports on Form 8-K filed on January 14, 2013, January 29, 2013, April 29, 2013 (solely with respect to Item 8.01), May 9, 2013, July 17, 2013, July 29, 2013, July 31, 2013 (solely with respect to Item 8.01), September 23, 2013, October 23, 2013 and October 29, 2013 (solely with respect to Item 8.01); and

  •
  all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act).

              Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds to, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

              You may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference), free of charge, by oral or written request directed to: Penske Automotive Group, Inc., 2555 Telegraph Road, Bloomfield Hills, Michigan, 48302, Attention: General Counsel, Phone: (248) 648-2500.

v

THE COMPANY

              We are an international transportation services company, operating retail automotive dealerships, Hertz car rental franchises and commercial vehicle distribution. We are the second largest automotive retailer headquartered in the U.S. as measured by the $10.9 billion in total revenue we generated during the nine months ended September 30, 2013. As of September 30, 2013, we operated 321 retail automotive franchises, of which 171 franchises are located in the U.S. and 150 franchises are located outside of the U.S. The franchises outside the U.S. are located primarily in the U.K. During the nine months ended September 30, 2013, we retailed and wholesaled more than 334,000 vehicles. We are diversified geographically, with 64% of our total revenues during the nine months ended September 30, 2013, generated in the U.S. and Puerto Rico and 36% generated outside the U.S. We offer 38 brands with 96% of our total retail revenue during the nine months ended September 30, 2013, generated from brands of non-U.S. based manufacturers, and 69% generated from premium brands, such as Audi, BMW, Mercedes-Benz and Porsche. Each of our dealerships offers a wide selection of new and used vehicles for sale. In addition to selling new and used vehicles, we generate higher-margin revenue at each of our dealerships through maintenance and repair services and the sale and placement of finance and insurance products, extended service and maintenance contracts and replacement and aftermarket products.

              We also hold a 9.0% ownership interest in Penske Truck Leasing Co., L.P. ("PTL"), a leading provider of transportation services and supply chain management. PTL operates and maintains more than 200,000 vehicles and serves customers in North America, South America, Europe and Asia and is one of the largest purchasers of commercial trucks in North America. Product lines include full-service truck leasing, truck rental and contract maintenance, logistics services such as dedicated contract carriage, distribution center management, transportation management and acting as lead logistics provider. The general partner of PTL is Penske Truck Leasing Corporation, a wholly-owned subsidiary of Penske Corporation, which, together with other wholly-owned subsidiaries of Penske Corporation, owns 41.1% of PTL. The remaining 49.9% of PTL is owned by General Electric Capital Corporation ("GECC"). We account for our investment in PTL under the equity method, and we therefore record our share of PTL's earnings each quarter on our statements of income under the caption "Equity in Earnings of Affiliates," which also includes the results of our other investments.

              In August 2013, we completed the acquisition of Western Star Trucks Australia, the exclusive importer and distributor of Western Star commercial trucks, MAN commercial trucks and buses, and Dennis Eagle refuse collection vehicles, together with associated parts across Australia, New Zealand and portions of Southeast Asia. The business also includes two retail truck dealerships. We refer to this business as "Penske Commercial Vehicles." From our acquisition of Penske Commercial Vehicles on August 30, 2013 through September 30, 2013, it generated $49.4 million of revenue through the distribution and retail sale of vehicles and parts to a network of more than 80 dealerships.

              We are the Hertz rental car franchisee in the Memphis, Tennessee market and certain Indiana markets. We currently operate more than fifty on- and off-airport Hertz rental car locations.

              We are incorporated in the state of Delaware and began dealership operations in October 1992. Our telephone number is (248) 648-2500 and our website is http://www.penskeautomotive.com. The information on our website is not part of this prospectus.

 RESULTS OF OPERATIONS

              The consolidated financial statements included in our 10-K for the year ended December 31, 2012 are adjusted for entities that have been treated as discontinued operations through December 31, 2012 in accordance with generally accepted accounting principles. The following table sets forth certain unaudited statement of income data for the years ended December 31, 2012, 2011, and 2010 adjusted for entities classified as discontinued operations through September 30, 2013.

	Year Ended December 31,
	2012	2011	2010
	(In thousands)
Total revenues	$13,192,618	$11,156,188	$9,965,113
Gross profit	2,017,731	1,766,863	1,589,480
Operating income	364,302	295,643	253,270
Income from continuing operations before income taxes	288,390	247,921	185,389

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)	3.4	2.9	3.0	2.8	2.2	1.8		(b)

(a)
For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense (including amortization of deferred financing costs), capitalized interest, and an estimate of the interest included in rent expense.

(b)
In the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $570.1 million due to a non-cash impairment charge of $643.5 million.

RISK FACTORS

              An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under "Risk Factors" or "Forward-Looking Statements in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus forms a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment.

 USE OF PROCEEDS

              Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities by us will be used for general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital. Additional information on the use of net proceeds from any sale of securities offered by us pursuant to this prospectus may be set forth in the prospectus supplement or other offering material relating to such offering.

              We will not receive any proceeds from the resale of securities by selling securityholders pursuant to this prospectus and the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

              This section describes the general terms that will apply to any debt securities that we may offer in the future and to which a future prospectus supplement may relate. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

              We may issue debt securities consisting of senior securities and subordinated securities that may be secured or unsecured. The senior securities are to be issued under an indenture between Penske Automotive and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated securities are to be issued under a separate indenture between Penske Automotive and The Bank of New York Mellon Trust Company, N.A., as trustee. Forms of the indentures for the senior securities and the subordinated securities are included as exhibits to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is only a summary and is not complete. You should read the indentures including changes to be filed as part of any supplemental prospectus, for a more complete understanding of the provisions we describe.

              The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited. The indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

              To the extent that debt securities are guaranteed, the guarantees will be set forth in the applicable indenture or supplements thereto. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the applicable indenture or supplements thereto, security agreement, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be required.

General

              Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities of a particular series;

  •
  whether any of the debt securities are to be issuable in permanent global form;

  •
  the date or dates on which the debt securities will mature;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

  •
  the payment dates on which interest, if any, on the debt securities will be payable and the regular record dates which will be used to determine who is entitled to receive each interest payment;

  •
  the terms, if any, upon which the debt securities may be converted into shares of our common stock;

  •
  any mandatory or optional sinking fund or analogous provisions;

  •
  each office or agency where, subject to the terms of the applicable indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture, the debt securities may be presented for registration of transfer or exchange;

  •
  the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at our option or at the option of the holder of the debt securities, or according to any mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

  •
  the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

  •
  the person(s), if other than the trustee, who shall be the security registrar, the initial paying agent, and the depositary for the debt securities;

  •
  the terms of subordination applicable to any series of subordinated securities;

  •
  the terms of any guarantees; and

  •
  any other terms of the debt securities inconsistent with the provisions of the indentures.

              Except where specifically described in the applicable prospectus supplement, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness, including in the event of a highly leveraged transaction, or to prohibit other transactions which may adversely affect holders of the debt securities.

              We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special United States federal income tax considerations that may apply to debt securities issued with such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.

Global Securities

              According to the indentures, so long as the depositary's nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement.

Form, Exchange and Transfer

              We will issue the debt securities of each series only in registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

              Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like tenor and aggregate principal amount.

              Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

              If the debt securities are to be partially redeemed, we will not be required to:

  •
  issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

  •
  register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

              We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. If the debt securities do not remain in book entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date. In such instance, we will pay such interest either:

  •
  on a special record date between 10 and 15 days before the payment; or

  •
  in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

              We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We have designated the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

              Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

              We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain of our other indebtedness to the extent set forth in the applicable prospectus supplement.

Guarantees

              Certain of our material domestic subsidiaries named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

Satisfaction and Discharge

              We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of debt securities.

Merger and Consolidation

              Each indenture provides that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us.

Modification and Waiver

              The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

  •
  reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

  •
  change the place or currency of any payment of principal or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

              Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

              Unless otherwise provided in the applicable prospectus supplement and supplemental indenture, an event of default with respect to any debt security of any series is defined in each indenture as being:

  •
  our default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

  •
  our default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

  •
  our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

  •
  our bankruptcy, insolvency or reorganization; and

  •
  any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and supplemental indenture.

              Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

              Each indenture also provides that:

  •
  if an event of default due to a default in payment of principal of, or interest on, any series of debt securities, or because of a default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

  •
  if the event of default resulting from our default in the performance of any of the other covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately,

but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

              The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. The trustee may also take any other action it deems proper which is consistent with the holders' direction. If an event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indentures) bring such judicial proceedings as the trustee shall deem appropriate or proper.

              The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

  •
  that holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

  •
  for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series.

              Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

              However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under each indenture annually a statement as to our performance or fulfillment of our obligations under the applicable indenture and noting any default in such performance of fulfillment.

The Trustee

              The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under each indenture.

DESCRIPTION OF CAPITAL STOCK

              The following description of our capital stock is only a summary and is subject to the provisions of our certificate of incorporation and by-laws, in each case as amended, which are included as exhibits to the registration statement on Form S-3 of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our State of incorporation.

General

              Our authorized capital stock consists of (a) 240,000,000 shares of voting common stock, par value $0.0001 per share, (b) 7,125,000 shares of non-voting common stock, par value $0.0001 per share, (c) 20,000,000 shares of Class C common stock, par value $0.0001 per share, and (d) 100,000 shares of preferred stock, par value $0.0001 per share. As of January 7, 2014 we had 90,243,731 outstanding shares of voting common stock and no outstanding shares of non-voting common stock, Class C common stock, or preferred stock. As of January 7, 2014, approximately 1.5 million shares of common stock were reserved for issuance to employees under our incentive equity plans.

              The following summary of the material terms and provisions of our capital stock is not complete and is subject to the terms included in our restated certificate of incorporation, our by-laws, and Delaware law. Reference is made to those documents and to Delaware law for a detailed description of the provisions summarized below.

Limitation on Liability and Indemnification Matters

              Our certificate of incorporation limits the liability of our directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors are not personally liable for money damages for breach of fiduciary duty as a director, except for liability:

  •
  under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for any breach of the director's duty of loyalty to us or our stockholders; and

  •
  for any transaction from which the director derived an improper personal benefit.

              Our certificate of incorporation and bylaws also contain provisions indemnifying our directors, officers, employees and agents to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled under our by-laws, any agreement, a vote of stockholders or otherwise.

              In addition, we maintain directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Provisions of Delaware Law

              A number of provisions in our certificate of incorporation, by-laws and Delaware law may make it more difficult to acquire control of us by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

  •
  discourage certain types of transactions which may involve an actual or threatened change in control of us;

  •
  discourage certain tactics that may be used in proxy fights;

  •
  encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

  •
  reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.

              No Stockholder Action Without a Meeting.    Our certificate of incorporation and by-laws provide that stockholders may only take action at an annual or special meeting.

              Special Meetings of Stockholders.    Our by-laws provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board or the chief executive officer and must be called by the chief executive officer only upon the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors, the chairman of the board or the chief executive officer. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

              Issuance of Preferred Stock.    The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may among other things, discourage, delay, defer or prevent a change in control of our company.

              Authorized But Unissued Shares of Common Stock.    The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

              Section 203 of the Delaware General Corporation Law.    We must comply with the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

              A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder's proportionate share ownership in the corporation. An "interested stockholder" is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

  •
  our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

  •
  the business combination is approved by a majority of our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

DESCRIPTION OF PREFERRED STOCK

General

              Subject to limitations prescribed by Delaware law and our certificate of incorporation, our board of directors is authorized to issue, from the authorized but unissued shares of capital stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees. As of the date of this prospectus, we have not issued any shares of preferred stock.

              Reference is made to any prospectus supplement relating to any series of shares of preferred stock being offered in such prospectus supplement for the specific terms of the series, including:

  •
  the title and stated value of the series of shares of preferred stock;

  •
  the number of shares of the series of shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

  •
  the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

  •
  the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

  •
  the provision for a sinking fund, if any, for shares of preferred stock of the series;

  •
  the provision for redemption, if applicable, of shares of preferred stock of the series;

  •
  any listing of the series of shares of preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of common stock or other securities, including the conversion price, or manner of calculating the conversion price;

  •
  whether interests in shares of preferred stock of the series will be represented by global securities;

  •
  a discussion of federal income tax considerations applicable to shares of preferred stock of the series;

  •
  the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

              Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

              Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

              To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such note either in person or by proxy.

              Any description of our preferred stock set forth in a prospectus supplement is only a summary and is subject to the provisions of our certificate of incorporation and by-laws, in each case as amended, which are included as exhibits to the registration statement on Form S-3 of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our State of incorporation.

Rank

              Unless otherwise specified in the applicable prospectus supplement, the shares of preferred stock of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

  •
  senior to all classes or series of shares of common stock, and to all equity securities ranking junior to the series of shares of preferred stock;

  •
  on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with shares of preferred stock of the series; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to shares of preferred stock of the series.

Dividends

              Subject to the preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock shall be entitled to receive ratably (relative to each other such holder) such dividends, if any, as may be declared from time to time in respect of shares of such series by our board of directors out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of such shares of a series of preferred stock are entitled to receive ratably (relative to each other such holder) our assets (including cash, securities and other property) distributed upon our liquidation, dissolution or winding up.

DESCRIPTION OF COMMON STOCK

General

              Each outstanding share of our common stock is identical in all respects and entitles its holder to the same rights and privileges, except as otherwise described below. Holders of shares of common stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any of our other securities.

              Voting Common Stock.    Each holder of voting common stock is entitled to one vote per share on all matters to be voted on by our stockholders. In addition, some stockholders that are "regulated stockholders" (as defined below) may at any time convert their shares of voting common stock into an equal number of shares of non-voting common stock in order to comply with applicable regulatory requirements.

              Non-Voting Common Stock.    Holders of non-voting common stock are generally not entitled to vote that stock on any matter on which our stockholders are entitled to vote.

              Holders of non-voting common stock can vote as a separate class on any merger or consolidation of our company with or into another entity or entities, or any recapitalization or reorganization, in which shares of non-voting common stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of voting common stock or would otherwise be treated differently from shares of voting common stock in connection with such transaction, except that shares of non-voting common stock may, without such a separate class vote, receive non-voting securities which are otherwise identical to the voting securities received with respect to voting common stock so long as (1) the non-voting securities are convertible into the voting securities on the same terms as the non-voting common stock is convertible into voting common stock and (2) all other consideration is equal on a per share basis. Holders of shares of non-voting common stock can vote as a separate class on any amendment to the provisions contained in this paragraph.

              Holders of non-voting common stock may at any time convert any or all of their shares into an equal number of shares of voting common stock. However, a holder of non-voting common stock may not convert its shares if, as a result of that conversion, the holder would control (1) more shares of our voting common stock or other securities than the holder is permitted to own pursuant to any regulation applicable to it or (2) with respect to holders regulated by state insurance law, 5% or more of our voting capital stock. However, the shares of non-voting common stock may be converted into voting common stock if the holder believes that such converted shares will be transferred within 15 days pursuant to a "conversion event" and the holder agrees not to vote such shares of voting common stock prior to the conversion event and undertakes to convert such shares back into non-voting common stock if such shares are not transferred pursuant to a conversion event. A "conversion event" includes a public offering by us and certain changes of control of our company.

              We may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of voting common stock or any other class of our capital stock or take any other action affecting the voting rights of such shares if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any regulated stockholder, unless we give written notice of such action to each regulated stockholder. We must defer making any such conversion, redemption, purchase or acquisition for a period of 30 days after giving notice to the regulated stockholders.

              We may not be a party to any reorganization, merger or consolidation pursuant to which any regulated stockholder would be required to take (1) any voting securities that would cause such holder to violate any law, regulation or other governmental requirement or (2) any securities convertible into voting securities which if such conversion occurred would cause such holder to violate any law, regulation or governmental requirement. We currently have no outstanding shares of non-voting common stock.

              Class C Common Stock.    If any Class C common stock is issued, each holder of Class C common stock would be entitled to one-tenth of one vote for each share of Class C common stock held by such holder. We currently have no outstanding shares of Class C common stock.

              The holders of shares of voting common stock and Class C common stock and, on any matter on which the holders of shares of non-voting common stock are entitled to vote, the holders of shares of non-voting common stock, all vote together as a single class; provided, however, that the holders of shares of non-voting common stock or Class C common stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the certificate of incorporation that adversely affects the powers, preference or special rights of the holders of the non-voting common stock or Class C common stock, respectively.

              For purposes of this section, "regulated stockholder" includes any stockholder that is subject to Regulation Y and owns our common stock or preferred stock.

Transfer Agent and Registrar

              The transfer agent and registrar for our common stock is Computershare Limited.

Listing

              Our common stock is listed on the New York Stock Exchange under the symbol "PAG."

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

              The following summarizes the terms of debt warrants we may issue. We will issue the debt warrants under a debt warrant agreement that we will enter into with a bank or trust company, as debt warrant agent, that we select at the time of issue.

Determination of Terms

              We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any debt securities we offer by any prospectus supplement. The prospectus supplement will describe the particular terms of the debt warrants it covers. These terms may include:

  •
  the price at which the debt warrants will be issued;

  •
  the currency or composite currency for which the debt warrants may be purchased;

  •
  the designation, aggregate principal amount, currency or composite currency and terms of the debt securities which may be purchased upon exercise of the debt warrants;

  •
  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of such debt securities;

  •
  if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which and the currency or composite currency in which such principal amount of debt securities may be purchased upon such exercise;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire and, if the debt warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

  •
  whether the debt warrant certificates representing the debt warrants will be in registered form or bearer form, or both;

  •
  any applicable Federal income tax consequences;

  •
  the identity of the debt warrant agent for the debt warrants; and

  •
  any other terms of the debt warrants which conflict with the debt warrant agreement.

              You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Debt warrant holders, as such, do not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

              You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

              The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

              We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the particular terms of the stock warrants it covers. These terms may include:

  •
  the offering price, if any;

  •
  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  if applicable, the designation and terms of the preferred stock purchased upon exercise of the preferred stock warrants;

  •
  the dates on which the right to exercise the stock warrants begins and expires;

  •
  certain United States federal income tax consequences;

  •
  call provisions, if any;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, the anti-dilution provisions of the stock warrants.

              The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise of Stock Warrants

              You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

              Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of common stock or preferred stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of our common stock or preferred stock.

PLAN OF DISTRIBUTION

              We and/or selling securityholders may sell the offered securities to or through one or more underwriters for public offering and sale by them, may sell the offered securities to investors directly or through agents, which agents may be affiliated with us, or otherwise through a combination of any of such methods of sale. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

              Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities covered by this prospectus and the applicable prospectus supplement.

              The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We and/or selling securityholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

              Any underwriting compensation paid to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with us and/or selling securityholders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement.

              If five percent or more of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as "FINRA," participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

              The maximum aggregate commission or discount to be received by any member of FINRA or independent broker dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement.

              To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

              Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

SELLING SECURITYHOLDERS

              Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

              The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

              Unless otherwise specified in a prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Shane M. Spradlin, Esq., our general counsel. Mr. Spradlin owns shares of our common stock, and holds restricted stock awards and may receive additional awards in the future. Any underwriters will be represented by their own legal counsel.

EXPERTS

              The financial statements of Penske Automotive Group, Inc. and its consolidated subsidiaries (the "Company"), except for UAG UK Holdings Limited and its subsidiaries ("UAG UK"), as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and the related financial statement schedule, incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, except for UAG UK, have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference. The consolidated financial statements and schedule of UAG UK (a consolidated subsidiary of the Company) as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, (which are not included or incorporated by reference in this prospectus), and the effectiveness of UAG UK's internal control over financial reporting as of December 31, 2012 have been audited by KPMG Audit Plc as stated in their report which is incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Such financial statements and financial statement schedule of the Company are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent registered public accounting firms.

WHERE YOU CAN FIND MORE INFORMATION

              We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

              We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:

100 F Street, N.E.
Washington, D.C., 20549

              You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

              The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC's web site at http://www.sec.gov. Certain information is also available on our corporate website at http://www.penskeautomotive.com/. The information contained on, or accessible through, our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus forms a part.

$500,000,000

Penske Automotive Group, Inc.

5.500% Senior Subordinated Notes due 2026

P R O S P E C T U S    S U P P L E M E N T

Joint Book-Running Managers

BofA Merrill Lynch
J.P. Morgan
Wells Fargo Securities

Co-Managers

RBS
US Bancorp